                                                                     EXHIBIT 2.1


                                                                  EXECUTION COPY


           -----------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                                  GO2NET, INC.,
                              FY ACQUISITION CORP.,
                               FREEYELLOW.COM INC.
                                       AND
                  THE SOLE SHAREHOLDER OF FREEYELLOW.COM, INC.
                             DATED OCTOBER 22, 1999
           -----------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE I.........................................................................1
   1.1   THE MERGER...............................................................1
   1.2   EFFECTIVE TIME...........................................................2
   1.3   EFFECT OF THE MERGER.....................................................2
   1.4   CERTIFICATE OF INCORPORATION; BY-LAWS....................................2
   1.5   DIRECTORS AND OFFICERS...................................................2
   1.6   ADDITIONAL ACTIONS.......................................................2
ARTICLE II........................................................................3
   2.1   MERGER CONSIDERATION.....................................................3
   2.2   CONVERSION OF SHARES.....................................................3
   2.3   EXCHANGE OF CERTIFICATES.................................................4
   2.4   NO FRACTIONAL SECURITIES.................................................5
   2.5   COMPANY CAPITAL STOCK BOOKS..............................................5
   2.6   NO FURTHER OWNERSHIP RIGHTS IN COMPANY STOCK.............................5
   2.7   ADJUSTMENT EVENT.........................................................5
   2.8   ESCROW...................................................................5
ARTICLE III.......................................................................6
   3.1   CORPORATE ORGANIZATION...................................................6
   3.2   AUTHORIZATION............................................................6
   3.3   CONSENTS AND APPROVALS; NO VIOLATIONS....................................7
   3.4   CAPITALIZATION...........................................................7
   3.5   FINANCIAL STATEMENTS; BUSINESS INFORMATION...............................8
   3.6   ABSENCE OF UNDISCLOSED LIABILITIES.......................................9
   3.7   ABSENCE OF CERTAIN CHANGES OR EVENTS.....................................9
   3.8   LEGAL PROCEEDINGS, ETC..................................................10
   3.9   TAXES...................................................................10
   3.10   TITLE TO PROPERTIES AND RELATED MATTERS................................11
   3.11   INTELLECTUAL PROPERTY; PROPRIETARY RIGHTS; EMPLOYEE RESTRICTIONS.......13
   3.12   CONTRACTS..............................................................15
   3.13   EMPLOYEES; EMPLOYEE BENEFITS...........................................16
   3.14   COMPLIANCE WITH APPLICABLE LAW.........................................18
   3.15   ABILITY TO CONDUCT THE BUSINESS........................................19
   3.16   MAJOR CUSTOMERS........................................................19
   3.17   CONSULTANTS, SALES REPRESENTATIVES AND OTHER AGENTS....................19
   3.18   ACCOUNTS RECEIVABLE....................................................19
   3.19   INSURANCE..............................................................20
   3.20   BANK ACCOUNTS; POWERS OF ATTORNEY......................................20
   3.21   MINUTE BOOKS, ETC......................................................20
   3.22   RELATED PERSON INDEBTEDNESS AND CONTRACTS..............................20
   3.23   BROKERS; PAYMENTS......................................................20
   3.24   COMPANY ACTION.........................................................21

   3.25   YEAR 2000 MATTERS......................................................21
   3.26   DISCLOSURE.............................................................21
ARTICLE IV.......................................................................21
   4.1   AUTHORIZATION; ETC......................................................21
   4.2   PARENT COMMON STOCK.....................................................22
ARTICLE V........................................................................24
   5.1   CORPORATE ORGANIZATION..................................................24
   5.2   AUTHORIZATION...........................................................25
   5.3   CONSENTS AND APPROVALS; NO VIOLATIONS...................................25
   5.4   CAPITALIZATION..........................................................26
   5.5   SEC REPORTS AND FINANCIAL STATEMENTS....................................27
   5.6   LITIGATION..............................................................27
   5.7   COMPLIANCE WITH APPLICABLE LAW..........................................28
   5.8   BROKERS; PAYMENTS.......................................................28
   5.9   DISCLOSURE..............................................................28
   5.10   VALIDITY OF SHARES.....................................................28
ARTICLE VI.......................................................................29
   6.1   CONDUCT OF BUSINESS OF THE COMPANY......................................29
   6.2   CONDUCT OF BUSINESS OF ACQUISITION CORP.................................30
   6.3   OTHER NEGOTIATIONS......................................................30
ARTICLE VII......................................................................31
   7.1   ACCESS TO PROPERTIES AND RECORDS........................................31
   7.2   TRANSFER OF INTERESTS...................................................31
   7.3   REASONABLE EFFORTS; ETC.................................................31
   7.4   MATERIAL EVENTS.........................................................31
   7.5   FEES AND EXPENSES.......................................................32
   7.6   NASDAQ NATIONAL MARKET LISTING..........................................32
   7.7   SUPPLEMENTS TO DISCLOSURE SCHEDULES.....................................32
ARTICLE VIII.....................................................................32
ARTICLE IX.......................................................................33
   9.1   REPRESENTATIONS AND WARRANTIES TRUE.....................................33
   9.2   PERFORMANCE.............................................................33
   9.3   ABSENCE OF LITIGATION...................................................33
   9.4   CONSENTS................................................................34
   9.5   ADDITIONAL AGREEMENTS...................................................34
   9.6   DELIVERY OF CERTIFICATES FOR CANCELLATION...............................34
   9.7   APPROVAL................................................................34
   9.8   MERGER FILINGS..........................................................34
   9.9   PAYMENT OF INDEBTEDNESS.................................................34
   9.10   DUE DILIGENCE..........................................................35
   9.11   CONTRACTS/LIENS........................................................35
   9.12   CONTRIBUTION OF ASSETS.................................................35
   9.13   OPINION OF STEEL HECTOR DAVIS..........................................35

   9.14   SUPPORTING DOCUMENTS...................................................35
ARTICLE X........................................................................35
   10.1   REPRESENTATIONS AND WARRANTIES TRUE....................................36
   10.2   PERFORMANCE............................................................36
   10.3   ABSENCE OF LITIGATION..................................................36
   10.4   CONSENTS...............................................................36
   10.5   ADDITIONAL AGREEMENTS..................................................36
   10.6   MERGER FILINGS.........................................................37
   10.7   CASH AND SHARES OF PARENT COMMON STOCK; ESCROW DEPOSIT.................37
   10.8   OPINION OF HUTCHINS, WHEELER & DITTMAR.................................37
   10.9   SUPPORTING DOCUMENTS...................................................38
   10.10  CANCELLATION OF NOTE...................................................38
ARTICLE XI.......................................................................38
   11.1   TERMINATION............................................................38
   11.2   EFFECT OF TERMINATION..................................................39
ARTICLE XII......................................................................39
   12.1   INDEMNITY OBLIGATIONS..................................................39
   12.2   NOTIFICATION OF CLAIMS.................................................40
   12.3   DURATION...............................................................41
   12.4   ESCROW.................................................................41
   12.5   NO CONTRIBUTION........................................................42
ARTICLE XIII.....................................................................42
   13.1   REGISTRABLE SHARES.....................................................42
   13.2   REQUIRED REGISTRATION..................................................42
   13.3   EFFECTIVENESS; SUSPENSION RIGHT........................................43
   13.4   EXPENSES...............................................................43
   13.5   INDEMNIFICATION........................................................43
   13.6   PROCEDURES FOR SALE OF SHARES UNDER REGISTRATION STATEMENT.............46
   13.7   TRANSFERABILITY OF REGISTRATION RIGHTS.................................46
ARTICLE XIV......................................................................47
   14.1   AMENDMENT..............................................................47
   14.2   WAIVER OF COMPLIANCE...................................................47
   14.3   NOTICES................................................................47
   14.4   ASSIGNMENT.............................................................48
   14.5   NO THIRD PARTY BENEFICIARIES...........................................48
   14.6   PUBLIC ANNOUNCEMENTS...................................................48
   14.7   COUNTERPARTS...........................................................49
   14.8   HEADINGS...............................................................49
   14.9   ENTIRE AGREEMENT.......................................................49
   14.10  GOVERNING LAW..........................................................49
ARTICLE XV.......................................................................49

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated as of October 22, 1999 by and among Go2Net, Inc., a corporation organized under the laws of the State of Delaware (the "PARENT"), FY Acquisition Corp., a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of the Parent ("ACQUISITION CORP."), FreeYellow.com Inc., a corporation organized under the laws of the State of Florida (the "COMPANY"), and the person owning all of the issued and outstanding shares of capital stock of the Company (the "SHAREHOLDER") identified on the signature pages hereto.

         WHEREAS, the respective Boards of Directors of the Parent, Acquisition Corp., the Company and the Shareholder have approved the merger of the Company with and into Acquisition Corp. (the "MERGER"), pursuant to which the Company will be the surviving corporation and the Shareholder immediately prior to such merger will be entitled to receive the consideration provided for in this Agreement, all upon the terms and subject to the conditions set forth herein;

         WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, the Shareholder has signed this Agreement and written consents approving this Agreement, the Merger and the other transactions contemplated hereby; and

         WHEREAS, for Federal income tax purposes, it is intended that this Agreement will qualify as a plan of reorganization, and that the Merger will be treated as a reorganization governed by Section 368(a) of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. (a) At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement, the Delaware General Corporation Law (the "DGCL") and the Florida Business Corporation Act ("FBCA"), the Acquisition Corp. shall be merged with and into the Company, the separate corporate existence of the Acquisition Corp. shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

                  (b) CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Article XI and subject to the satisfaction or waiver of the conditions set forth in Articles IX and X, the consummation of the Merger (the "CLOSING") will take place as promptly as practicable (and in any event within two (2) business days) after satisfaction or waiver of the conditions set forth in Articles IX and X, at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts, unless another date, time or place is agreed to in writing by the Company and the Parent. The date of such Closing is referred to herein as the "CLOSING DATE."

         1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Articles IX and X, the parties hereto shall cause the Merger to be consummated by filing an agreement or certificate of merger as contemplated by the DGCL and an articles of merger as contemplated by the FBCA, each in the form of EXHIBIT A hereto (the "MERGER FILINGS"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL and with the Department of State of the State of Florida, in such form as required by, and executed in accordance with the relevant provisions of, the FBCA (the time of such filing being the "EFFECTIVE TIME").

         1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Merger Filings and the applicable provisions of the DGCL and FBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition Corp. shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Corp. shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 CERTIFICATE OF INCORPORATION; BY-LAWS.

                  (a) CERTIFICATE OF INCORPORATION. Unless otherwise determined by the Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of the Company., as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the FBCA.

                  (b) BY-LAWS. Unless otherwise determined by the Parent prior to the Effective Time, the By-Laws of Acquisition Corp., as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the FBCA, the Articles of Incorporation of the Surviving Corporation and such By-Laws.

         1.5 DIRECTORS AND OFFICERS. The directors of Acquisition Corp. immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Acquisition Corp. immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         1.6 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in or to any of the rights, properties or assets of Acquisition Corp. or the Company acquired or to be acquired by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of Acquisition Corp. or the Company, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of Acquisition Corp. or the Company, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                       CONSIDERATION; CONVERSION OF SHARES

         2.1 MERGER CONSIDERATION. The consideration payable in the Merger to holders of shares of the Company's capital stock ("COMPANY CAPITAL STOCK"), shall consist of shares of (a) the Common Stock, $.01 par value per share, of the Parent ("PARENT COMMON STOCK"), and (b) cash, such shares of Parent Common Stock and cash to be issuable at the Closing in accordance with the terms of this Agreement. Such shares of Parent Common Stock issuable and cash payable at the Closing as provided herein shall in the aggregate be referred to as the "MERGER CONSIDERATION."

         2.2 CONVERSION OF SHARES.

                  (a) CONVERSION OF SHARES. Each share of Company Capital Stock issued and outstanding as of the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into (A) an amount in cash equal to the quotient obtained by dividing
(x) $1,000,000 (i) less the amount equal to the unpaid principal and unpaid accrued interest and expenses under the promissory note (the "Note") made by the Company in favor of the Parent dated September 22, 1999 in an aggregate amount of $15,000, and (ii) adjusted by one-half of the amount paid by the Company to the law firm of Walter, Conston, Alexander & Green, P.C. pursuant to Section 9.9, by (y) the total number of Fully Diluted Shares (as herein defined) as of the Effective Time and (B) that number of shares of Parent Common Stock as shall be obtained by dividing (i) the number of shares obtained by dividing $18,500,000 by the Closing Market Price (as hereinafter defined) by (ii) the total number of Fully Diluted Shares (as herein defined). Such resulting quotients are collectively referred to herein as the "EXCHANGE RATIO." "FULLY DILUTED SHARES" shall be equal to the total number of outstanding shares of Company Capital Stock, immediately prior to the Effective Time, calculated on a fully diluted, fully converted basis as though all convertible debt, membership interests and equity securities and options (whether vested or unvested) and warrants had been converted or exercised. The aggregate number of shares of Parent Common Stock issued pursuant to this Section 2.2(a) shall be referred to in this Agreement as the "MERGER SHARES." For purposes of this Agreement, the term "CLOSING MARKET PRICE" shall mean the average of the closing prices for shares of Parent Common Stock on The Nasdaq National Market for each of the five trading days ending immediately prior to the Effective Time.

SCHEDULE 2.2 attached hereto sets forth, with respect to the Merger Consideration, (i) the Closing Market Price, (ii) the Exchange Ratio, (iii) the aggregate number of Merger Shares, and (iv) the aggregate cash payment to be paid in connection with the Merger.

                  (b) ACQUISITION CORP. SHARES. Each share of common stock, par value $0.01 per share, of Acquisition Corp. issued and outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation, as such shares of common stock are constituted immediately following the Effective Time.

         2.3 EXCHANGE OF CERTIFICATES.

                  (a) At the Closing, certificates (the "CERTIFICATES") representing all of the issued and outstanding shares of Company Capital Stock shall be surrendered for cancellation and termination in the Merger. At the Effective Time, each Certificate shall be canceled in exchange for the amount in cash and a certificate representing the number of whole shares of Parent Common Stock (other than the Escrow Deposit, as defined below) into which the Company Capital Stock evidenced by the Certificates so surrendered shall have been converted pursuant to Section 2.2(a) of this Agreement. Such certificates representing shares of Parent Common Stock will be delivered to the Shareholder within ten (10) business days after the Closing. The cash component of the Merger Consideration shall, at Closing, be wired to an account designated by the Shareholder for further distribution to the Shareholder, less any expenses allocated to the Shareholder pursuant to Section 7.5. Until surrendered, each outstanding Certificate which prior to the Effective Time represented shares of Company Capital Stock shall be deemed for all corporate purposes to evidence ownership of (A) the number of whole shares of Parent Common Stock into which the shares of Company Capital Stock have been converted and (B) the amount of cash issuable upon conversion of such shares of Company Capital Stock, but shall have no other rights. From and after the Effective Time, the holders of shares of Company Capital Stock shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the amount of cash and Parent Common Stock into which such shares of Company Capital Stock have been converted.

                  (b) If any cash is to be paid and any shares of Parent Common Stock are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay Parent, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the reasonable satisfaction of Parent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither Parent nor the Company shall be liable to a holder of shares of Company Capital Stock for cash and shares of Parent issuable to such holder pursuant to the provisions of Section 2.2(a) of this Agreement that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Certificate the cash and shares of Parent Common Stock issuable in exchange therefor pursuant to the provisions of
Section 2.2(a) of this Agreement. The Board of Directors of Parent may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Parent, at Parent's option, either a performance bond or an indemnity agreement against any claim that may be made against Parent with respect to the Certificate alleged to have been lost, stolen or destroyed.

         2.4 NO FRACTIONAL SECURITIES. No fractional shares of Parent Common Stock shall be issuable by the Parent upon the conversion of shares of Company Capital Stock in the Merger pursuant to Section 2.2(a) hereof. In lieu of any such fractional shares, each holder of Company Capital Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock shall be entitled to receive instead an amount in cash equal to such fraction multiplied by the Closing Market Price.

         2.5 COMPANY CAPITAL STOCK BOOKS. At the Effective Time, the Company Capital Stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Capital Stock thereafter on the records of the Company.

         2.6 NO FURTHER OWNERSHIP RIGHTS IN COMPANY STOCK. The amount of cash and the Merger Shares delivered upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for shares of Company Capital Stock are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

         2.7 ADJUSTMENT EVENT. If, between the date hereof and the Effective Time, the issued and outstanding shares of Parent Common Stock shall have been combined, split, reclassified or otherwise changed into a different number of shares or a different class of shares, an appropriate adjustment to the Exchange Ratio shall be made to fully reflect such change in such manner as is reasonably and mutually acceptable to the Parent and the Shareholder.

         2.8 ESCROW. At the Effective Time, Parent will deposit in escrow on behalf of the holders of Company Capital Stock certificates representing Merger Shares with a value based upon the Closing Market Price equal to ten percent (10%) of the Merger Consideration (which shall reduce the Merger Shares issuable to such holders of Company Capital Stock under Section 2.2(a)) allocated among the holders of Company Capital Stock based on the number of shares of Company Capital Stock held at the Effective Time (the shares represented by such certificates collectively referred to herein as the "ESCROW DEPOSIT"). The Escrow Deposit shall be held as security for the indemnification obligations under Article XII pursuant to the provisions of an Escrow Agreement (the "ESCROW AGREEMENT") in the form of EXHIBIT B attached hereto.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY AND THE SHAREHOLDER

         The Company and the Shareholder jointly and severally represent and warrant to the Parent and Acquisition Corp. as set forth below, subject to the exceptions set forth in the disclosure schedules attached hereto (the "DISCLOSURE SCHEDULES"), the section numbers and letters of which correspond to the section and subsection numbers and letters of this Agreement.

         3.1 CORPORATE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company has no Subsidiaries (as that term is hereinafter defined). The Company has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as presently conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing in the jurisdictions set forth in SCHEDULE 3.1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by it or the business currently conducted by it, except for such jurisdictions where the failure to be so qualified would not have a Company Material Adverse Effect (as defined below). The Company has previously delivered to the Parent complete and correct copies of its Articles of Incorporation (certified by the secretary of state of the jurisdiction in which it was formed as of a recent date) and its By-Laws (certified by the Secretary of the Company as of a recent date). Except as set forth in SCHEDULE 3.1, neither the Company's Certificate of Incorporation nor its By-Laws have been amended since the date of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instrument. The term "COMPANY MATERIAL ADVERSE EFFECT" means, for purposes of this Agreement, any change, event or effect that is, or that would be, materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of the Company.

         3.2 AUTHORIZATION. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Shareholder and the Board of Directors of the Company, and no other proceeding on the part of the Company is necessary to approve and authorize the execution and delivery of this Agreement or (subject to the filing of the Certificate of Merger pursuant to the DGCL and the Articles of Merger pursuant to the FBCA) the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity.

         3.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Subject to (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware,
(b) the filing of the Articles of Merger with the Secretary of State of the State of Florida and (c) compliance with applicable federal and state securities laws, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provision of the Articles of Incorporation or By-Laws of the Company, (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Company is a party, or by which the Company or any of its properties or assets may be bound, or result in the creation of any lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of the Company pursuant to the terms of any such instrument or obligation, other than any breach, violation, default, termination, cancellation, modification or acceleration which would not have a Company Material Adverse Effect, (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Company or by which any of its properties or assets may be bound except for such violations and conflicts which would not have a Company Material Adverse Effect or (iv) require, on the part of the Company, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained would not have a Company Material Adverse Effect.

         3.4 CAPITALIZATION.

                  (a) The authorized capital stock of the Company consist of 10,000 shares of common stock, $1.00 par value per share (the "COMMON STOCK") of which 100 shares of Common Stock are issued. SCHEDULE 3.4(A) sets forth a complete and correct list of the record and beneficial ownership of the issued and outstanding Company Capital Stock. All of the issued and outstanding shares of Company Capital Stock are duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of any preemptive rights or Federal or state securities laws. Except as disclosed in SCHEDULE 3.4(A) hereto, the Company has never repurchased or redeemed any shares of Company Capital Stock, and there are no amounts owed or which may be owed to any person by the Company as a result of any repurchase or redemption of shares of Company Capital Stock. Except as disclosed in SCHEDULE 3.4(A) hereto, there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound to redeem or repurchase any shares of Company Capital Stock. Except as disclosed on SCHEDULE 3.4(A), there are no outstanding options, warrants or other rights to purchase, or any securities convertible into or exchangeable for, shares of Company Capital Stock, and there are no agreements, arrangements or understandings (written or oral) to which the Company is a party or by which it is bound pursuant to which the Company is or may be required to issue additional shares of Company Capital Stock.

                  (b) Except as disclosed on SCHEDULE 3.4(B), the Company does not own, directly or indirectly, any equity securities, or options, warrants or other rights to acquire equity securities, or securities convertible into or exchangeable for equity securities, of any other corporation, or any partnership interest in any general or limited partnership or unincorporated joint venture (a "SUBSIDIARY").

         3.5 FINANCIAL STATEMENTS; BUSINESS INFORMATION. (a) Attached hereto as
SCHEDULE 3.5(A) are (i) the balance sheets of the Company as of December 31, 1998 and the statements of income for the fiscal period then ended, and (ii) the balance sheets of the Company as of September 30, 1999 and the statements of income of the Company for the nine (9) months then ended (hereinafter collectively referred to as the "FINANCIAL STATEMENTS"). The Financial Statements (i) have been prepared from the books and records of the Company,
(ii) have been prepared in accordance with generally accepted accounting principles consistently applied during the periods covered thereby, and (iii) present fairly in all material respects the financial condition and results of operations of the Company as at the dates, and for the periods, stated therein (except as may be indicated therein or in the notes or schedules thereto), except that the interim Financial Statements are subject to normal year-end adjustments and any other adjustments described therein or in the notes and schedules thereto which will not be individually or in the aggregate material in amount or effect. The Financial Statements have been prepared in manner such that all business-related expenses (and no non-business expenses or expenses of a personal nature) of the Company have been charged against the operations of the Company and all of the non-business, personal expenses incurred by the Company have charged been charged against the Shareholder's capital account.

                  (b) The Company and Shareholder have delivered to Parent the log files attached hereto as SCHEDULE 3.5(B) (the "Logs"). The Logs are true and correct in all material respects and the Company and Shareholder acknowledge that the Parent has relied upon the Logs to calculate certain statistics regarding the Company's business which should be true and correct in all material respects (aside from any error in calculation on the part of the Company) as of the dates stated in the Schedule. Without limiting the materiality of any other representations, warranties and covenants of the Company and the Shareholder contained herein, the Company and the Shareholder specifically acknowledge that the accuracy of such statistics is material to the Parent's decision to enter into the transactions contemplated by this Agreement and to issue the Merger Shares and to pay the cash portion of the Merger Consideration. The Company has generated at least 11,000,000 page views as measured by AdAuction.com, Inc. for the month of September 1999.

                  (c) As of the Closing Date, except as provided in SCHEDULE 3.5(C), the Company shall have no outstanding indebtedness other than accounts payable incurred in the ordinary course of business.

         3.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except (i) as set forth on
SCHEDULE 3.6, (ii) as set forth or reserved against in the balance sheet of the Company dated as of September 30, 1999, included in the Financial Statements (the "BALANCE SHEET") and (iii) for obligations and liabilities incurred since September 30, 1999 in the ordinary course of business, which do not individually or in the aggregate exceed $5,000, the Company does not have any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise. As of September 30, 1999, there were no expenses of a personal nature, not related to the business of the Company, charged to the operations of the Company and no non-business purchases or purchases of a personal nature since September 30, 1999 will be charged to the operations of the Company and all such expenses or purchases of a personal, non-business nature have been or will be charged against the Shareholders' capital account.

         3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
SCHEDULE 3.7, since September 30, 1999, the Company has carried on its business in all material respects in the ordinary course and consistent with past practice. Except as set forth on SCHEDULE 3.7 hereto, since September 30, 1999, the Company has not: (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with past practice; (ii) experienced any Company Material Adverse Effect; (iii) made any change in accounting principal or practice or in its method of applying any such principal or practice, (iv) suffered any material damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business; (v) mortgaged, pledged or subjected to any lien, charge or other encumbrance, or granted to third parties any rights in, any of its material assets, tangible or intangible; (vi) sold or transferred any of its assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any debts or waived any claims or rights of a material nature; (vii) issued any additional Company Capital Stock or any rights, options or warrants to purchase, or securities convertible into or exchangeable for, Company Capital Stock; (viii) declared or paid any dividends on or made any distributions (however characterized) in respect of Company Capital Stock; (ix) repurchased or redeemed any Company Capital Stock; (x) granted any general or specific increase in the compensation payable or to become payable to any of its Employees (as that term is hereinafter defined) or any bonus or service award or other like benefit, or instituted, increased, augmented or improved any Benefit Plan (as that term is hereinafter defined); or (xi) entered into any agreement to do any of the foregoing.

         3.8 LEGAL PROCEEDINGS, ETC. Except as set forth in SCHEDULE 3.8, there are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations pending or, to the knowledge of the Company or its Shareholder, threatened against the Company or its properties, assets or business or, to the knowledge of the Company or its Shareholder, pending or threatened against any of the officers, directors, employees, agents or consultants of the Company in connection with the business of the

Company. There are no such suits, actions, claims, proceedings or investigations pending against the Company, or, to the knowledge of the Company or its Shareholder, threatened against the Company challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which the Company is a party, or involving the Company's properties, assets or business, which is unsatisfied or which requires continuing compliance therewith by the Company.

         3.9 TAXES.

                  (a) Except as set forth in SCHEDULE 3.9, the Company has duly and timely filed, all Tax returns and other filings in respect of Taxes (as that term is hereinafter defined) required to be filed by it prior to the date hereof, and has in a timely manner paid all Taxes which are (or will be) due for all periods ending on or before the date hereof, whether or not shown on such returns, except to the extent the Company has established adequate reserves on the Balance Sheet for such Taxes. All such Tax returns have been accurately and completely prepared in all material respects in compliance with all laws, rules and regulations. The Company and the Shareholder acknowledge that the Shareholder hereby waive and agree that he does not have any present or future claims against the Company for any past, present or future Tax payments.

                  (b) Except as set forth in SCHEDULE 3.9 hereto, there are no actions or proceedings currently pending or, to the knowledge of the Company or its Shareholder, threatened against the Company by any governmental authority for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted in writing against the Company, and there are no matters under discussion by the Company with any governmental authority regarding claims for the assessment or collection of Taxes. Any Taxes that have been claimed or imposed as a result of any examinations of any Tax return of the Company by any governmental authority are being contested in good faith and have been disclosed in writing to the Parent. Except as set forth in SCHEDULE 3.9, there are no agreements or applications by the Company for an extension of time for the assessment or payment of any Taxes nor any waiver of the statute of limitations in respect of Taxes. There are no Tax liens on any of the assets of the Company, except for liens for Taxes not yet due or payable. Except as set forth in SCHEDULE 3.9, to the best knowledge of the Company, no written claim has been received from any taxing authority in a jurisdiction in which the Company does not file Tax returns that it is or may be subject to taxation by that jurisdiction.

                  (c) For purposes of this Agreement, the terms "TAX" and "TAXES" shall mean and include any and all United States, state, local, foreign or other income, sales, use, withholding, employment, payroll, social security, property taxes and all other taxes of any kind, deficiencies, fees or other governmental charges, including, without limitation, any installment payment for taxes and contributions or other amounts determined with respect to compensation paid to directors, officers, employees or independent contractors from time to time imposed by or required to be paid to any governmental authority (including penalties and additions to tax thereon, penalties for failure to file a return or report, and interest on any of the foregoing).

                  (d) The Company has been taxable as a S corporation for state, federal and local income tax purposes at all times since its incorporation.

                  (e) The Company is not and has never been a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar agreement or arrangement and the Company does not have any liability for Taxes of any person (other than the Company) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law).

                  (f) The Company has withheld all amounts from its employees and other persons required to be withheld under the tax, social security, unemployment and other withholding provisions of all federal, state, local and foreign laws except where the taxes in question are subject to challenge by the Company in an appropriate proceeding and adequate reserves therefor have been provided by the Company and the Company's Financial Statements.

                  (g) Neither the assets of the Company nor any interests in the Company constitute a "United States real property interest" within the meaning of Section 897(c) of the Internal Revenue Code of 1986, as amended (the "Code").

                  (h) The Shareholder is a U.S. resident for federal income tax purposes.

                  (i) Except as set forth in SCHEDULE 3.9, there are no accounting method changes or proposed or threatened accounting method changes of the Company, nor any other item, that could give rise to an adjustment under
Section 481 of the Code for periods after the Closing Date, and the Company will not be required to make any such Section 481 adjustment as a result of the transaction contemplated by this Agreement.

                  (j) Except as set forth in SCHEDULE 3.9, no power of attorney has been granted by the Company and is currently in force with respect to any matter relating to Taxes.

         3.10 TITLE TO PROPERTIES AND RELATED MATTERS. (a) Except as set forth on SCHEDULE 3.10(A), the Company has good and valid title to all personal property, tangible or intangible, which the Company purports to own, including the properties reflected on the Balance Sheet or acquired after the date thereof (other than properties and assets sold or otherwise disposed of in the ordinary course of business and consistent with past practice since September 30, 1999, free and clear of any claims, liens, pledges, security interests or encumbrances of any kind whatsoever (other than (i) purchase money security interests and common law vendor's liens, in each case for goods purchased on open account in the ordinary course of business and having a fair market value of less than $5,000 in each individual case), (ii) liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, that are not material in character, amount or extent and that do not materially detract from the value, or materially interfere with the use of, the property subject thereto or affected thereby. Collectively, such property and the Intellectual Property Rights disclosed on SCHEDULE 3.11 constitute all property, tangible or intangible, necessary to conduct the Company's business as presently conducted.

                  (b) The Company does not own any real property or any interest in real property, except as set forth in SCHEDULE 3.10(B).

                  (c) SCHEDULE 3.10(C) sets forth a list, which is correct and complete in all material respects, of all equipment, machinery, instruments, vehicles, furniture, fixtures and other items of personal property currently owned or leased by the Company with a book value as of September 30, 1999, in each case of $5,000 or more. All such personal property is in suitable operating condition (ordinary wear and tear excepted) and is physically located in or about one of the Company's places of business and is owned by the Company or is leased by the Company under one of the leases set forth in SCHEDULE 3.10(D). Except as disclosed in SCHEDULE 3.10(C), none of such personal property is subject to any agreement or commitment for its use by any person other than the Company. The maintenance and operation of such personal property has been in material conformance with all applicable laws and regulations except for such non-conformance as would not have a Company Material Adverse Effect. Except as set forth on SCHEDULE 3.10(C), there are no assets leased by the Company or required for the operation of the Company that are owned, directly or indirectly, by any Related Person (as that term is hereinafter defined in Section 3.22).

                  (d) SCHEDULE 3.10(D) sets forth a complete and correct list of all real property and personal property leases to which the Company is a party. The Company has previously delivered to the Parent complete and correct copies of each lease (and any amendments or supplements thereto) listed in SCHEDULE 3.10(D). Except as set forth in SCHEDULE 3.10(D), (i) each such lease is valid and binding, and in full force and effect; except to the extent that applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights may affect such validity or enforceability,
(ii) neither the Company nor (to the knowledge of the Company or the Shareholder) any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the knowledge of the Company or the Shareholder) a default by any other party under such lease; (iii) to the knowledge of the Company or the Shareholder, there are no disputes or disagreements between the Company and any other party with respect to any such lease; and (iv) except as set forth on SCHEDULE 3.10(D), there is no requirement under any such lease that the Company either obtain the lessor's consent to, or notify the lessor of, the consummation of the transactions contemplated by this Agreement.

                  (e) The Company owns all of the assets used by it in connection with its business. Prior to the Effective Time, the Shareholder shall contribute and shall cause its wholly-owned subsidiaries other than the Company to contribute all of their respective assets relating to and used in connection with the business of the Company, to the Company. As of the Closing Date, the wholly-owned subsidiaries of Shareholder other than the Company hold no assets and the Shareholder shall remain liable for, and indemnify the Parent, Acquisition Corp. and the Company against, liabilities arising therefrom or in connection therewith.

         3.11 INTELLECTUAL PROPERTY; PROPRIETARY RIGHTS; EMPLOYEE RESTRICTIONS.
(a) Set forth on Schedule 3.11 is a list of all registered copyrights, copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks, trade names and Internet domain names, including without limitation, "freeyellow.com" and "myfreeyellow.com", that are used by the Company in the Company's business as presently conducted. The items listed on Schedule 3.11, together with all other intellectual property rights owned by the Company and used in connection with its business and (i) all licenses, assignments and releases of intellectual property rights of others in material works embodied in the Company's products,
(ii) any and all intellectual property rights, licenses, databases, computer programs and other computer software user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates and marketing materials created by or on behalf of the Company, and (iii) inventions, trade dress, logos and designs created by or on behalf of the Company are referred to as "Intellectual Property Rights." All Intellectual Property Rights purported to be owned by the Company which were developed, worked on or otherwise held by any employee, officer, consultant or otherwise are owned free and clear by the Company by operation of law or have been validly assigned to the Company. True and correct copies of all such licenses, assignments and releases of Intellectual Property Rights have been provided to Parent prior to the date hereof, all of which are valid and binding agreements of the parties thereto, enforceable in accordance with their terms. All services provided to the Company by non-employees in respect of the creation, modification or improvement of any Intellectual Property Rights of the Company (including, without limitation, software, hardware, copyrightable works and the like) have been performed pursuant to agreements with the Company that assign to the Company ownership of such Intellectual Property Rights, each of which is a valid and binding agreement of the parties thereto, enforceable in accordance with its terms. The Intellectual Property Rights are sufficient in all material respects to carry on the business of the Company as presently conducted. The Company has exclusive ownership of or license to use all Intellectual Property Rights identified in SCHEDULE 3.11 as owned or licensed by the Company or has obtained any licenses, releases or assignments reasonably necessary to use all third parties' Intellectual Property Rights in works embodied in the Company's products. The present business activities or products of the Company do not infringe any Intellectual Property Rights of others. Except as set forth in SCHEDULE 3.11, the Company has not received any notice or other claim from any person asserting that any of the Company's present activities infringe in any material respect or may infringe any Intellectual Property Rights of such person.

         The Company has the right to use all trade secrets, data, customer lists, log files, hardware designs, programming processes, software and other information required for or incident to its products or its business (including, without limitation, the operation of its web sites) as presently conducted in any material respect and has no reason to believe that any of such information that is provided to the Company by third parties will not continue to be provided to the Company on the same terms and conditions as currently exist. The Company has taken all reasonable measures to protect and preserve the security and confidentiality of its trade secrets and other confidential information. To the knowledge of the Company and the Shareholder, all trade secrets and other confidential information of the Company are not part of the public domain or knowledge, nor, to the knowledge of the Company and the Shareholder, have they been misappropriated by any person having an obligation to maintain such trade secrets or other confidential information in confidence for the Company. To the knowledge of the Company and the Shareholder, no employee or consultant of the Company has used any trade secrets or other confidential information of any other person in the course of their work for the Company.

         The Company is the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company, and to the Company's and the Shareholder's knowledge, such Intellectual Property Rights are valid and in full force and effect. No university, government agency (whether federal or state) or other organization which sponsored research and development conducted by the Company has any claim of right to or ownership of or other encumbrance upon the Intellectual Property Rights of the Company. The Company is not aware of any infringement by others of its copyrights or other Intellectual Property Rights in any of its products, technology or services, or any violation of the confidentiality of any of its proprietary information. To the Company's and the Shareholder's knowledge, the Company is not making unlawful use of any confidential information or trade secrets of any past or present employees of the Company.

         Except as set forth in SCHEDULE 3.11, neither the Company, the Shareholder, nor, to the knowledge of the Company and the Shareholder, any of the Company's employees, have any agreements or arrangements with current or former employers of the Shareholder or employees relating to (i) confidential information or trade secrets of such employers, or (ii) the assignment of rights by such Shareholder or employees to any inventions, know-how or intellectual property of any kind. The Company and the Shareholder have previously delivered to Parent true and correct copies of each agreement listed on SCHEDULE 3.11. Neither the Shareholder nor, to the knowledge of the Company and the Shareholder, is any Company employee bound by any consulting agreement relating to confidential information or trade secrets of another entity that are being violated by such persons.

                  (b) All information and content of the Company's World Wide Web sites (other than information provided by users, customers and advertisers) is accurate and complete in all material respects, except as set forth on
SCHEDULE 3.11(B). The Company has all franchises, permits, licenses and other rights and privileges reasonably necessary to permit it to own its property and to conduct its business as it is presently conducted other than franchises, permits, licenses and other rights and privileges which if not held by the Company would not have a Company Material Adverse Effect or result in a fine or penalty in excess of $5,000 individually or in the aggregate.

                  (c) All Intellectual Property Rights used by the Company in connection with its business, including all object and source code, created or developed by Shareholder are the sole and absolute property of the Company. No third party has any claim of right to or ownership of or other encumbrance upon such Intellectual Property Rights developed by Shareholder

                  3.12 CONTRACTS. (a) Except as set forth in SCHEDULE 3.12(A), the Company is not a party to, or subject to:

                            (i) any contract, arrangement or understanding, or
series of related contracts, arrangements or understandings, which involves annual expenditures or receipts by the Company of more than $1,000;

                            (ii) any note, indenture, credit facility, mortgage,
security agreement or other contract, arrangement or understanding relating to or evidencing indebtedness for money borrowed or a security interest or mortgage in the assets of the Company;

                            (iii) any guaranty issued by the Company;

                            (iv) any contract, arrangement or understanding
relating to the acquisition, issuance or transfer of any securities;

                            (v) any contract, arrangement or understanding
relating to the acquisition, transfer, distribution, use, development, sharing or license of any technology or Intellectual Property Rights, other than licenses granted in the ordinary course of business with a term of less than one year;

                            (vi) any contract, arrangement or understanding
granting to any person the right to use any property or property right of the Company other than licenses granted in the ordinary course of business with a term of less than one year;

                            (vii) any contract, arrangement or understanding
restricting the Company's right to (A) engage in any business activity or compete with any business, or (B) develop or distribute any technology;

                            (viii) any contract, arrangement or understanding
relating to the employment of, or the performance of services of, any employee, consultant or independent contractor and pursuant to which the Company is required to pay more than $1,000 per year;

                            (ix) any contract, arrangement or understanding with
a Related Person (as that term is hereinafter defined); or

                            (x) any outstanding offer, commitment or obligation
to enter into any contract or arrangement of the nature described in subsections
(i) through (ix) of this subsection 3.12(a).

                  (b) The Company has previously made available for inspection and copying to the Parent complete and correct copies (or, in the case of oral contracts, a complete and correct description) of each contract (and any amendments or supplements thereto) listed on SCHEDULE 3.12(A). Except as set forth in SCHEDULE 3.12(B), (i) each contract listed in SCHEDULE 3.12(A) is in full force and effect; (ii) neither the Company nor (to the knowledge of the Company or the

Shareholder) any other party is in default under any material contract, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the knowledge of the Company or the Shareholder) a default by any other party under such contract; (iii) to the best knowledge of the Company or the Shareholder, there are no disputes or disagreements between the Company and any other party with respect to any material contract; and (iv) each other party to each material contract has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such contract shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without modification in the rights or obligations of the Company thereunder.

                  (c) Except as set forth and described in SCHEDULE 3.12(C), the Company has not issued any warranty or any agreement or commitment to indemnify any person other than in the ordinary course of business.

         3.13 EMPLOYEES; EMPLOYEE BENEFITS.

                  (a) SCHEDULE 3.13(A) sets forth the names of all current employees of the Company (the "Employees") and such Employee's job title, the location of employment of such Employee, such Employee's current salary, the amount of any bonuses or other compensation paid since December 31, 1998 to such Employee, the date of employment of such Employee and the accrued vacation time of such Employee. SCHEDULE 3.13(A) hereto sets forth a true and correct statement of the liability, if any, of the Company for accrued but unused sick pay. Except as set forth on SCHEDULE 3.13(A), there are no outstanding loans from the Company to any officer, director, employee, agent or consultant of the Company, or to any other Related Person. SCHEDULE 3.13(A) hereto sets forth a complete and correct description of all severance policies of the Company. Complete and correct copies of all written agreements with Employees and all employment policies, and all amendments and supplements thereto, have previously been delivered or made available to the Parent, and a list of all such agreements and policies is set forth on SCHEDULE 3.13(A). None of the Employees has, to the knowledge of the Company or the Shareholder, indicated a desire to terminate his or her employment, or any intention to terminate his or her employment upon a sale of, or business combination relating to, the Company or in connection with the transactions contemplated by this Agreement. Except as set forth on SCHEDULE 3.13(A), since December 31, 1998, the Company has not (i) increased the salary or other compensation payable or to become payable to or for the benefit of any of the Employees, (ii) increased the term or tenure of employment for any Employee, except in the ordinary course of business consistent with past practice, (iii) increased the amounts payable to any of the Employees upon the termination of any such person's employment or (iv) adopted, increased, augmented or improved benefits granted to or for the benefit of any of the Employees under any Benefit Plan.

                  (b) Except as disclosed on SCHEDULE 3.13(B), the Company has complied in all material respects with Title VII of the Civil Rights Act of 1964, as amended, the Age

Discrimination in Employment Act, as amended, the Fair Labor Standards Act, as amended, the Immigration Reform and Control Act of 1986, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, the withholding and payment of taxes from compensation, discriminatory practices with respect to employment and discharge, or otherwise relating to the conduct of employers with respect to Employees or potential employees, and there have been no claims made or, to the knowledge of the Company or the Shareholder, threatened thereunder against the Company arising out of, relating to or alleging any violation of any of the foregoing. Except as disclosed in SCHEDULE 3.13(B), there are no material controversies, strikes, work stoppages, picketing or disputes pending or, to the knowledge of the Company or the Shareholder, threatened between the Company and any of the Employees or former Employees; no labor union or other collective bargaining unit represents or has ever represented any of the Employees, including any "leased employees" (within the meaning of Section 414(n) of the Code); no organizational effort by any labor union or other collective bargaining unit currently is under way or, to the best knowledge of the Company or the Shareholder, threatened with respect to any Employees; and the consent of no labor union or other collective bargaining unit is required to consummate the transactions contemplated by this Agreement.

                  (c) SCHEDULE 3.13(C) sets forth a list of each material defined benefit and defined contribution plan, stock ownership plan, employment or consulting agreement, executive compensation plan, bonus plan, incentive compensation plan or arrangement, deferred compensation agreement or arrangement, agreement with respect to temporary employees or "leased employees" (within the meaning of Section 414(n) of the Code), vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), employee stock option, stock appreciation rights or stock purchase plan, severance pay plan, cafeteria plan, arrangement or practice, employee relations policy, practice or arrangement, and each other employee benefit plan, program or arrangement, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which has been maintained by the Company for the benefit of or relating to any of the Employees or to any former Employees or their dependents, survivors or beneficiaries, whether or not legally binding, whether written or oral or whether express or implied, all of which are hereinafter referred to as the "BENEFIT PLANS."

                  (d) Except as set forth on SCHEDULE 3.13(D), each Benefit Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) or other form of retirement plan intended to meet the requirements of
Section 401(a) of the Code meets such requirements; the trust, if any, forming part of such plan is exempt from U.S. federal income tax under Section 501(a) of the Code; a favorable determination letter has been issued by the Internal Revenue Service (the "IRS") with respect to each plan and trust and each amendment thereto; and nothing has occurred since the date of such determination letter that would adversely affect the qualification of such plan. No Benefit Plan is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) that at any time prior to the Closing was not exempt from the annual reporting requirement set forth in Section 104(a) of ERISA. No Benefit Plan is a "voluntary employees beneficiary association" (within the meaning of section 501(c)(9) of the Code) and there have been no other "welfare benefit funds" (within the meaning of Section 419 of the Code) relating to Employees or Former Employees. No event or condition exists with respect to any Benefit Plan that could subject the Company to any material Tax under Section 4980B of the Code, or other applicable law. With respect to each Benefit Plan, the Company has heretofore delivered or made available to the Parent complete and correct copies of the following documents, where applicable and to the extent available: (i) the most recent annual report (Form 5500 series), together with schedules, as required, filed with the IRS, and any financial statements and opinion required by Section 103(a)(3) of ERISA, (ii) the most recent determination letter issued by the IRS,
(iii) the most recent summary plan description and all modifications, as well as all other descriptions distributed to Employees or set forth in any manuals or other documents, (iv) the text of the Benefit Plan and of any trust, insurance or annuity contracts maintained in connection therewith and (v) the most recent actuarial report, if any, relating to the Benefit Plan.

                  (e) There is no agreement, plan or arrangement covering any employee or independent contractor or former employee or independent contractor of the Company that considered individually or considered collectively with any other such agreement, plan or arrangement, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount as a result of the Merger that would not be deductible pursuant to Section 280G of the Code or that would be subject to an excise tax under Section 4999 of the Code.

         3.14 COMPLIANCE WITH APPLICABLE LAW. The Company is not in violation in any material respect of any applicable safety, health, environmental or other law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of its business, operations, properties or assets, except for any violation that would not have a Company Material Adverse Effect or resulting fine or penalty in excess of $10,000 individually or in the aggregate. The Company has not received any notice alleging any such violation, nor to the knowledge of the Company or the Shareholder, is there any inquiry, investigation or proceedings relating thereto.

         3.15 ABILITY TO CONDUCT THE BUSINESS. There is no agreement, arrangement or understanding, nor any judgment, order, writ, injunction or decree of any court or governmental or regulatory body, agency or authority applicable to the Company or to which the Company is a party or by which it (or any of its properties or assets) is bound, that will prevent the use by the Surviving Corporation, after the Effective Time, of the properties and assets owned by, the business conducted by or the services rendered by the Company on the date hereof, in each case on substantially the same basis as the same are used, owned, conducted or rendered on the date hereof. The Company has in force, and is in compliance with, in all material respects, all material governmental permits, licenses, exemptions, consents, authorizations and approvals used in or required for the conduct of their business as presently conducted, all of which shall continue in full force and effect, without requirement of any filing or the giving of any notice and without modification thereof, following the consummation of the transactions contemplated hereby. The Company has not received any notice of, and to the knowledge of the Company or the Shareholder, there are no inquiries, proceedings or investigations relating to or which could result in the revocation or modification of any such permit, license, exemption, consent, authorization or approval.

         3.16 MAJOR CUSTOMERS. SCHEDULE 3.16 sets forth a complete and correct list of the ten largest customers of the Company, in terms of revenue recognized in respect of such customers during the nine months ended September 30, 1999, showing the amount of revenue recognized for each such customer during such period. Except as set forth and described in SCHEDULE 3.16, to the knowledge of the Company or the Shareholder, the Company has not received any notice or other communication (written or oral) from any of the customers listed in SCHEDULE
3.16 hereto terminating or reducing in any material respect, or setting forth an intention to terminate or materially reduce in the future, or otherwise reflecting a material adverse change in, the business relationship between such customer and the Company.

         3.17 CONSULTANTS, SALES REPRESENTATIVES AND OTHER AGENTS. SCHEDULE 3.17 hereto sets forth a complete and correct list of the names and addresses of each consultant, sales representative or other agent (other than any such person performing solely clerical functions) currently engaged by the Company who is not an employee of the Company, the commission rates or other compensation applicable with respect to each such person and the amount of commissions or other compensation earned by each such person for the nine (9) months ended September 30, 1999. Complete and correct copies of all current agreements between the Company and any such person have previously been delivered or made available by the Company to the Parent.

         3.18 ACCOUNTS RECEIVABLE. All accounts receivable of the Company reflected on the Balance Sheet (i) arose from bona fide transactions in the ordinary course of business and consistent with past practice, and (ii) except as set forth on SCHEDULE 3.18, are owned by the Company free and clear of any security interest, lien, encumbrance, or claims, and (iii) are accurately and fairly reflected on the Balance Sheet, or, with respect to accounts receivable of the Company created after September 30, 1999, are accurately and fairly reflected in the books and records of the Company. The reserves for bad debts reflected on the balance sheet were calculated in accordance with generally accepted accounting principles consistent with past practice and are adequate.

         3.19 INSURANCE. SCHEDULE 3.19 hereto is a true and complete list of all insurance policies carried by the Company with respect to its business, together with, in respect of each such policy, the name of the insurer, the number of the policy, the annual policy premium payable therefor, the limits of coverage, the deductible amount (if any), the expiration date thereof and each pending claim thereunder. Complete and correct copies of each certificate of insurance have previously been delivered or made available by the Company to the Parent. All such policies are in full force and effect. All premiums due thereon have been paid in a timely manner.

         3.20 BANK ACCOUNTS; POWERS OF ATTORNEY. SCHEDULE 3.20 sets forth a complete and correct list showing:

                            (i) all bank accounts of the Company, together with,
with respect to each such account, the account number, the names of all signatories thereof, the authorized powers of each such signatory and the approximate balance thereof on the date of this Agreement; and

                            (ii) the names of all persons holding powers of
attorney from the Company and a summary statement of the terms thereof.

         3.21 MINUTE BOOKS, ETC. The minute books, records of Company Capital Stock and other corporate records of the Company are complete and correct in all material respects. The minute books of the Company contain accurate and materially complete records of all meetings or written consents to action of the Shareholder of the Company and accurately reflect all corporate actions of the Company which are required by law to be passed upon by the Shareholder of the Company.

         3.22 RELATED PERSON INDEBTEDNESS AND CONTRACTS. SCHEDULE 3.22 sets forth a complete and correct summary of all contracts, commitments, arrangements and understandings not described elsewhere in this Agreement between the Company and any of the following (collectively, "RELATED PERSONS"): (i) the Shareholder;
(ii) the spouses and children of any of the Shareholder (collectively, "NEAR RELATIVES"); (iii) any trust for the benefit of any of the Shareholder or any of his near relatives; or (iv) any corporation, partnership, joint venture or other entity or enterprise owned or controlled by any of the Shareholder or by any of their respective near relatives. All amounts contributed by the Shareholder to the Company have been treated as contributions to Company equity and have not been treated as, nor do they constitute, indebtedness of the Company to its Shareholder.

         3.23 BROKERS; PAYMENTS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Shareholder. The Company has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of Acquisition Transactions (as defined in Section 6.3) with parties other than Parent. No valid claim exists against the Company or, based on any action by the Company, against the Surviving Corporation or the Parent for payment of any "topping," "break-up" or "bust-up" fee or any similar compensation or payment arrangement as a result of the transactions contemplated hereby.

         3.24 COMPANY ACTION. The Shareholder of the Company, by written consent or at a meeting duly called and held, has (i) determined that the Merger is fair and in the best interests of the Company and its Shareholder and (ii) approved the Merger and this Agreement in accordance with the provisions of the DGCL and the FBCA.

         3.25 YEAR 2000 MATTERS. The management information systems (including all computer hardware and software owned, licensed or otherwise used by the Company) will not perform materially differently and experience any material malfunctions or usage problems due to the change in the calendar year from 1999 to the year 2000, and with respect to any computer hardware or software licensed or otherwise used by the Company which are supplied by third parties, the foregoing representation is limited to the Company's knowledge of the capabilities of such hardware and software.

         3.26 DISCLOSURE. No representation or warranty by the Company or the Shareholder contained in this Agreement and no statement contained, when considered together as a whole, in any of the Disclosure Schedules delivered or to be delivered pursuant to this Agreement by the Company contains or will contain, when taken as a whole, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

         3.27 TAX MATTERS. Neither the Company nor any of its affiliates, has taken or agreed to take any action that (without regard to any action taken or agreed to be taken by the Parent or Acquisition Corp.) would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDER

         4.1 AUTHORIZATION; ETC. The Shareholder represents and warrants to the Parent and Acquisition Corp. as follows:

                            (i) The Shareholder is the sole and exclusive record
and beneficial owner of the Company Capital Stock of the Company set forth opposite his or her name in SCHEDULE 3.4(A) hereto, free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions on transfer imposed under applicable securities laws), and, except as set forth on SCHEDULE 3.4(B) hereto, there are no agreements, arrangements or understandings to which the Shareholder is a party (other than this Agreement) involving the purchase, sale or other acquisition or disposition of the Company Capital Stock owned by the Shareholder;

                            (ii) the Shareholder shall (A) concurrently with the
Shareholder's execution and delivery of this Agreement, execute and deliver to Parent a written consent in which the Shareholder voted all Company Capital Stock owned by the Shareholder in favor of the Merger and the adoption of this Agreement by the Company, (B) at the Effective Time, deliver or cause to be delivered to the Parent certificates representing all Company Capital Stock owned by the Shareholder, each such certificate to be duly endorsed for transfer and free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions imposed under applicable securities laws);

                            (iii) the Shareholder has all necessary legal
capacity, right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and this Agreement constitutes a valid and binding obligation of the Shareholder enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors, rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity; and

                            (iv) the execution and delivery of this Agreement by
the Shareholder and the consummation of the transactions contemplated hereby will not (A) violate or conflict with any provision of any partnership agreement or other constitutional documents of the Shareholder that is constituted as a general or limited partnership, (B) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Shareholder is a party, or by which the Shareholder or the Company Capital Stock held by the Shareholder may be bound, or result in the creation of any material lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of the Shareholder pursuant to the terms of any such instrument or obligation, which breach, violation or event of default would have a material adverse effect on the Shareholder's ability to perform the Shareholder's obligations hereunder, or (C) to the Shareholder's knowledge, violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any court or governmental or regulatory body, agency or authority applicable to the Shareholder or by which such the Company Capital Stock held by the Shareholder may be bound.

         4.2 PARENT COMMON STOCK.

         The Shareholder acknowledges, represents and warrants to the Parent and Acquisition Corp. as follows:

                            (i) The Shareholder understands that the shares of
Parent Common Stock to be issued to the Shareholder in the Merger will not have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any state securities law by reason of specific exemptions under the provisions thereof which depend in part upon the other representations and warranties made by the Shareholder in this Agreement. The Shareholder understands that the Parent is relying, in part, upon the Shareholder's representation and warranties contained in this Section 4.2 for the purpose of determining whether this transaction meets the requirements for such exemptions.

                            (ii) The Shareholder has such knowledge, skill and
experience in business, financial and investment matters so that the Shareholder is capable of evaluating the merits and risks of an investment in the Parent Common Stock pursuant to the transactions contemplated by this Agreement or to the extent that the Shareholder has deemed it appropriate to do so, the Shareholder has relied upon appropriate professional advice regarding the tax, legal and financial merits and consequences of an investment in Parent Common Stock pursuant to the transactions contemplated by this Agreement.

                            (iii) The Shareholder has made, either alone or
together with the Shareholder's advisors, such independent investigation of the Parent, its management and related matters as the Shareholder deems to be, or such advisors have advised to be, necessary or advisable in connection with an investment in the Parent Common Stock through the transactions contemplated by this Agreement; and the Shareholder and his advisors have received all information and data that the Shareholder and his advisors believe to be necessary in order to reach an informed decision as to the advisability of an investment in the Parent Common Stock pursuant to the transactions contemplated by this Agreement.

                            (iv) The Shareholder has reviewed the Shareholder's
financial condition and commitments, alone and together with the Shareholder's advisors, and, based on such review, the Shareholder is satisfied that (A) the Shareholder has adequate means of providing for the Shareholder's financial needs and possible contingencies and has assets or sources of income which, taken together, are more than sufficient so that he could bear the risk of loss of the Shareholder's entire investment in the Parent Common Stock, (B) the Shareholder has no present or contemplated future need to dispose of all or any portion of the Parent Common Stock to satisfy any existing or contemplated undertaking, need or indebtedness, and (C) the Shareholder is capable of bearing the economic risk of an investment in the Parent Common Stock for the indefinite future. The Shareholder shall furnish any additional information about the Shareholder reasonably requested by the Parent to assure the compliance of this transaction with applicable federal and state securities laws.

                            (v) The Shareholder understands that the shares of
the Parent Common Stock to be received by the Shareholder in the transactions contemplated hereby will be "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission (the "SEC") promulgated thereunder provide in substance that the Shareholder may dispose of such shares only pursuant to an effective registration statement under the Securities Act or an exemption from registration if available. The Shareholder further understands that, except as provided in Article XIII, the Parent has no obligation or intention to register the sale of any of the shares of the Parent Common stock to be received by the Shareholder in the transactions contemplated hereby, or take any other action so as to permit sales pursuant to, the Securities Act. Accordingly, except as provided in Article XIII, the Shareholder understands that the Shareholder may dispose of such shares only in transactions which are of a type exempt from registration under the Securities Act, including (without limitation) a "private placement," in which event the transferee will acquire such shares as "restricted securities" and subject to the same limitations as in the hands of the Shareholder.

The Shareholder further understands that applicable state securities laws may impose additional constraints upon the sale of securities. As a consequence, the Shareholder understands that the Shareholder may have to bear the economic risk of an investment in the Parent Common Stock to be received by the Shareholder pursuant to the transactions contemplated hereby for an indefinite period of time.

                            (vi) Except as provided in Article XIII, the
Shareholder is acquiring shares of the Parent Common Stock pursuant to the transactions contemplated hereby for investment only and not with a view to or intention of or in connection with any resale or distribution of such shares or any interest therein.

                            (vii) The certificate(s) evidencing the shares of
the Parent Common Stock to be issued pursuant to the transactions contemplated hereby shall bear the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or transferred in the absence of such registration or an exemption therefrom under the Securities Act of 1933, as amended, and applicable state securities laws."

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                       OF THE PARENT AND ACQUISITION CORP.

         The Parent and Acquisition Corp. jointly and severally represent and warrant to the Company that:

         5.1 CORPORATE ORGANIZATION. Each of the Parent and Acquisition Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Parent and Acquisition Corp. has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as presently conducted. The Parent and Acquisition Corp. are each duly qualified to transact business as a foreign corporation and are each in good standing in all jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by the Parent or Acquisition Corp. or the business currently conducted by them, except for such jurisdictions where the failure to be so qualified would not have a Go2Net Material Adverse Effect (as defined below). Acquisition Corp. is a corporation newly formed by Parent and has not conducted any business other than as expressly set forth in or contemplated by this Agreement. The Parent has previously delivered to the Company complete and correct copies of (i) its Certificate of Incorporation (certified by the Secretary of State of Delaware as of a recent date) and its By-Laws (certified by the Secretary of the Parent as of a recent date) and (ii) the Certificate of Incorporation of Acquisition Corp. and all amendments thereto to the date hereof (certified by the Secretary of State of the State of

Delaware as of a recent date) and the By-Laws of Acquisition Corp. (certified by the secretary of Acquisition Corp. as of a recent date). Neither the Certificate of Incorporation nor the By-Laws of the Parent or Acquisition Corp. has been amended since the respective dates of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instruments. The term "GO2NET MATERIAL ADVERSE EFFECT" means for purposes of this Agreement, any change, event or effect that is, or would be, materially adverse to the business, operation, assets, liabilities, financial condition or results of operations of the Parent and its subsidiaries (including Acquisition Corp.), taken as a whole.

         5.2 AUTHORIZATION. Each of the Parent and Acquisition Corp. has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Boards of Directors of the Parent and Acquisition Corp. and by the Parent as the sole stockholder of Acquisition Corp., and no other corporate proceedings on the part of the Parent or Acquisition Corp. are necessary to approve and authorize the execution and delivery of this Agreement or (subject to the filing of the Certificate of Merger pursuant to the DGCL and the filing of the Articles of Merger pursuant to the FBCA) the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and Acquisition Corp. and constitutes the valid and binding agreement of the Parent and Acquisition Corp., enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law).

         5.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Subject to (a) the filing of Certificate of Merger with the Secretary of State of the State of Delaware, (b) the filing of the Articles of Merger with the Department of State of the State of Florida and (c) compliance with applicable federal and state securities laws, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provisions of the Certificate of Incorporation or By-Laws of the Parent or Acquisition Corp.; (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Parent or Acquisition Corp. are parties, or by which any of them or any of their respective properties or assets may be bound, or result in the creation of any lien, claim or encumbrance of any kind whatsoever upon the properties or assets of the Parent or Acquisition Corp. pursuant to the terms of any such instrument or obligation, other than any breach, violation, default, termination, cancellation, modification or acceleration which would not have a Go2Net Material Adverse Effect; (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction or decree or other instrument of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Parent or Acquisition

Corp. or by which any of their respective properties or assets may be bound, except for such violations or conflicts which would not have a Go2Net Material Adverse Effect; or (iv) require, on the part of the Parent or Acquisition Corp., any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained or made would not have a Go2Net Material Adverse Effect.

         5.4 CAPITALIZATION. (a) The authorized capital stock of the Parent consists of 499,000,000 shares of Parent Common Stock, of which 29,654,033 shares are issued and outstanding as of September 30, 1999 and 1,000,000 shares of Preferred Stock, of which 300,000 shares are designated Series A Convertible Preferred Stock and of which 300,000 shares are issued and outstanding as of September 30, 1999. All of the issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable, and none of such shares has been issued in violation of any applicable preemptive rights. There are no agreements or commitments to which the Parent is a party or by which it is bound for the redemption or repurchase of any shares of its capital stock. Except for options issued under the Parent's employee stock option plans, including those assumed in connection with prior acquisition transactions (collectively, the "STOCK OPTION PLANS"), there are no outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of the capital stock of the Parent, and (except as contemplated by this Agreement and except with respect to options issued under the Stock Option Plans) there are no agreements or commitments to which the Parent is a party or by which it is bound pursuant to which the Parent is or may become obligated to issue additional shares of its capital stock.

                  (b) The authorized capital stock of Acquisition Corp. consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding, all of which shares are owned beneficially and of record by the Parent. There are no outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of the capital stock of Acquisition Corp., and there are no agreements or commitments to which Acquisition Corp. is a party or by which it is bound pursuant to which Acquisition Corp. is or may become obligated to issue additional shares of its capital stock.

         5.5 SEC REPORTS AND FINANCIAL STATEMENTS. The Parent has heretofore delivered or made available to the Company complete and correct copies of all reports and other filings filed by the Parent with the SEC pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations thereunder (the "ACTS") since and including the filing date of the Registration Statement with respect to the Parent's initial public offering (such reports and other filings collectively referred to herein as the "SEC FILINGS"). The SEC Filings constitute all of the documents required to be filed by the Parent under the Securities Act and Exchange Act since such date. All documents required to be filed as exhibits to the SEC Filings have been so filed, and all contracts so filed as exhibits are in full force and effect, except those which are expired in accordance with their terms, and neither Parent nor any of its subsidiaries is in default thereunder. As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements of the Parent included in the SEC Filings comply in all material respects with the published rules and regulations of the SEC with respect thereto, and such audited financial statements (i) were prepared from the books and records of the Parent, (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of the Parent as at the dates thereof and the results of operations and cash flows (or changes in financial position, for the fiscal year ended September 30, 1998 and earlier years) for the periods then ended. The unaudited financial statements included in the SEC Filings comply in all material respects with the published rules and regulations of the SEC with respect thereto; and such unaudited financial statements (i) were prepared from the books and records of the Parent, (ii) were prepared in accordance with generally accepted accounting principles, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and
(iii) present fairly the financial position of the Parent as at the dates thereof and the results of operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto. The foregoing representations and warranties in this Section 5.5 shall also be deemed to be made with respect to all filings made with the SEC on or before the Effective Time.

         5.6 LITIGATION. There are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations pending or, to the knowledge of the Parent and Acquisition Corp., threatened against the Parent, Acquisition Corp. or their respective properties, assets or business or, to the knowledge of the Parent and Acquisition Corp., pending or threatened against any of their respective officers, directors, employees, agents or consultants in connection with their respective businesses. There are no such suits, actions, claims, proceedings or investigations pending, or, to the knowledge of the Parent and Acquisition Corp., threatened challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which either the Parent or Acquisition Corp. is a party, or involving the Parent's or Acquisition Corp.'s respective properties, assets or business, which is unsatisfied or which requires continuing compliance therewith by the Parent or Acquisition Corp.

         5.7 COMPLIANCE WITH APPLICABLE LAW. Neither the Parent nor the Acquisition Corp. is in violation of any applicable safety, health, environmental or other law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of its business, operations, properties or assets, except where any such violation would not have a Go2Net Material Adverse Effect. Neither the Parent nor the

Acquisition Corp has received any notice alleging any such violation, nor to the knowledge of the Parent, is there any inquiry, investigation or proceedings relating thereto.

         5.8 BROKERS; PAYMENTS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or Acquisition Corp.

         5.9 DISCLOSURE. No representation or warranty by the Parent or Acquisition Corp. contained in this Agreement and no statement contained in any of the Disclosure Schedules delivered or to be delivered pursuant to this Agreement by Parent or Acquisition Corp. contains or will contain, when considered together as a whole, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         5.10 VALIDITY OF SHARES. Assuming the accuracy of the representations contained in Article IV, the shares of Parent Common Stock to be issued in connection with the Merger will, when issued in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable, will not be subject to any preemptive or other statutory right of stockholders, will be issued in compliance with applicable U.S. Federal and state securities laws and will be free of any liens or encumbrances.

         5.11 TAX MATTERS. Neither Parent nor Acquisition Corp. has taken or agreed to take any action that (without regard to any action taken or agreed to be taken by the Company or any of its affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE VI

                 CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

         6.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period commencing on the date hereof and continuing until the Effective Time, the Company and the Shareholder agrees that the Company, except as otherwise expressly contemplated by this Agreement or agreed to in writing by the Parent:

                  (a) will carry on its business only in the ordinary course and consistent with past practice;

                  (b) will not declare or pay any dividend on or make any other distribution (however characterized) in respect of shares of its capital stock;

                  (c) will not, directly or indirectly, redeem or repurchase, or agree to redeem or repurchase, any shares of its capital stock;

                  (d) will not amend its Certificate of Incorporation or By-Laws;

                  (e) will not issue, or agree to issue, any shares of its capital stock, or any options, warrants or other rights to acquire shares of its capital stock, or any securities convertible into or exchangeable for shares of its capital stock;

                  (f) will not combine, split or otherwise reclassify any shares of its capital stock;

                  (g) will not form a Subsidiary;

                  (h) will use its commercially reasonable best efforts to preserve intact its present business organization, keep available the services of its officers and key employees and preserve its relationships with clients and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Effective Time;

                  (i) will not (i) make any capital expenditures individually in excess of $4,000 or in the aggregate in excess of $8,000, (ii) enter into any license, distribution, OEM, reseller, joint venture or other similar agreement,
(iii) enter into or terminate any lease of, or purchase or sell, any real property, (iv) enter into any leases of personal property involving individually in excess of $4,000 annually or in the aggregate in excess of $8,000 annually,
(v) incur or guarantee any additional indebtedness for borrowed money, (vi) create or permit to become effective any security interest, mortgage, lien, charge or other encumbrance on its properties or assets, or (vii) enter into any agreement to do any of the foregoing;

                  (j) will not adopt or amend any Benefit Plan for the benefit of Employees, or increase the salary or other compensation (including, without limitation, bonuses or severance compensation) payable or to become payable to its Employees or accelerate, amend or change the period of exercisability or the vesting schedule of options granted under any stock option plan or agreements except as specifically required by the terms of such plans or agreements, or enter into any agreement to do any of the foregoing;

                  (k) will not accelerate receivables or delay payables;

                  (l) will promptly advise the Parent of the commencement of, or threat of (to the extent that such threat comes to the knowledge of the Company or the Shareholder) any claim, action, suit, proceeding or investigation against, relating to or involving the Company or any of its officers, employees, agents or consultants in connection with their businesses or the transactions contemplated hereby that could reasonably be expected to have a Company Material Adverse Effect;

                  (m) will use its commercially reasonable efforts to maintain in full force and effect all insurance policies maintained by the Company on the date hereof;

                  (n) will not enter into any agreement to dissolve, merge, consolidate or, except in the ordinary course, sell any material assets of the Company, or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets in excess of $1,000 in the aggregate; and

                  (o) will not change the Company's method of accounting and will not make any Tax elections that would adversely affect Parent or its subsidiaries without the consent of Parent.

         6.2 CONDUCT OF BUSINESS OF ACQUISITION CORP. During the period commencing on the date hereof and continuing until the Effective Time, Acquisition Corp. shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

         6.3 OTHER NEGOTIATIONS. Neither the Company nor any of the Shareholder will (nor will they permit any of their respective officers, directors, employees, agents, partners and affiliates on their behalf to) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any discussions or negotiations with, any corporation, partnership, person or other entity or group (other than Parent) regarding any acquisition of the Company, any merger or consolidation with or involving the Company, or any acquisition of any material portion of the stock or assets of the Company, or any equity or debt financing of the Company or any material license of Intellectual Property Rights (any of the foregoing being referred to in this Agreement as an "ACQUISITION TRANSACTION") or enter into an agreement concerning any Acquisition Transaction with any party other than Parent. If between the date of this Agreement and the termination of this Agreement pursuant to Article XI, the Company receives from a third party any offer to negotiate or consummate an Acquisition Transaction, the Company shall (i) notify Parent immediately (orally and in writing) of such offer, including the identity of such party and the terms of any proposal therein, and (ii) notify such third party of the Company's obligations under this Agreement.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1 ACCESS TO PROPERTIES AND RECORDS. The Company and the Parent will provide each other and their respective accountants, counsel and other authorized advisors, with reasonable access, during business hours, to their premises and properties and their books and records (including, without limitation, contracts, leases, insurance policies, litigation files, minute books, accounts, working papers and tax returns filed and in preparation) and will cause its officers to furnish to each other and their respective authorized advisors such additional financial, tax and operating data and other information pertaining to their respective businesses as the Company or the Parent, as the case may be, shall from time to time reasonably request. All of such data and information shall be kept confidential by Parent, Acquisition Corp., the Company and the

Shareholder until the Merger is consummated. If the Merger is not consummated, Parent, Acquisition Corp., the Company and the Shareholder will keep and maintain in strict confidence all information concerning the business and assets of the other party and not use such information for any purpose and shall, upon request, return all such information to the requesting party.

         7.2 TRANSFER OF INTERESTS. The Shareholder agrees that he (i) shall not dispose of or in any way encumber his Company Capital Stock prior to the consummation of the transactions contemplated hereby, (ii) shall use his best efforts to cause, and take no action inconsistent with, the approval and consummation of said transactions and (iii) at the Closing shall surrender the certificates representing all shares of Company Capital Stock owned by him, duly endorsed for transfer.

         7.3 REASONABLE EFFORTS; ETC. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use his/its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including obtaining any consents, authorizations, exemptions and approvals from, and making all filings with, any governmental or regulatory authority, agency or body which are necessary in connection with the transactions contemplated by this Agreement.

         7.4 MATERIAL EVENTS. At all times prior to the Effective Time, each party shall promptly notify the others in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Article IX or Article X hereof.

         7.5 FEES AND EXPENSES. Each of the Parent, Acquisition Corp., and the Shareholder on the behalf of the Company shall bear and pay all of their own fees, costs and expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, accountants, brokers and financial advisors, except that if the Merger is consummated, then the Shareholder shall be responsible for all such fees, costs and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby in excess of $25,000 and such fees, costs and expenses shall be deemed expenses of the Shareholder and paid by the Shareholder on the Closing Date and the Parent shall be responsible for up to a maximum of $25,000 of the fees, costs and expenses incurred by the Company's counsel.

         7.6 NASDAQ NATIONAL MARKET LISTING. Parent shall cause the Merger Shares to be authorized for listing on The Nasdaq National Market.

         7.7 SUPPLEMENTS TO DISCLOSURE SCHEDULES. From time to time prior to the Effective Time, the Company shall supplement or amend the Disclosure Schedules with respect to any matter hereafter arising that, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules or that is necessary to correct any information in the Disclosure Schedules or in any representation and warranty of the Company that has been rendered inaccurate thereby. The Disclosure Schedules delivered by the Company shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto.

                                  ARTICLE VIII

                            COVENANTS OF SHAREHOLDER

         The Shareholder hereby agrees that for a period of two (2) years after the Closing Date, he will not, directly or indirectly, alone or as a partner, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business organization, engage in any business activity, or have a financial interest in any business activity (excepting only the ownership of not more than 5% of the outstanding securities of any class of any entity listed on an exchange or regularly traded in the over-the-counter market), which is directly or indirectly in competition with the products or services being developed (and known to the Shareholder), marketed, sold or otherwise provided by the Company, or which is directly or indirectly detrimental to the Company's business as of the Closing Date ("COMPETITIVE ACTIVITY"). The Shareholder further agrees that, for a period of two (2) years from after the Closing Date, he will not in any capacity, either separately, jointly or in association with others, directly or indirectly, solicit or contact in connection with, or in furtherance of, a Competitive Activity any of the Company's employees, consultants, agents, suppliers, customers or prospects that were such with respect to the Company at any time during the one year immediately preceding the date hereof or that become such with respect to the Company at any time during the one year immediately following the date hereof. The Shareholder's obligations under this Article VIII shall survive the termination or cessation of his employment with the Company and shall not be limited by Article XII hereof.

                                   ARTICLE IX

                        CONDITIONS TO THE OBLIGATIONS OF
                        THE PARENT AND ACQUISITION CORP.

         The obligation of the Parent and Acquisition Corp. to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by the Parent and Acquisition Corp. in their sole discretion):

         9.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company and the Shareholder which are contained in this Agreement, or contained in any Schedule, certificate or instrument delivered or to be delivered pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and at the Closing the Company shall have delivered to the Parent and Acquisition Corp. a certificate (signed on behalf of the Company by the President of the Company) to that effect with respect to all such representations and warranties made by the Company, and the Shareholder shall have executed and delivered to the Parent and Acquisition Corp. a certificate to that effect with respect to all such representations and warranties made by the Shareholder.

         9.2 PERFORMANCE. The Company and the Shareholder shall have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing the Company shall have delivered to the Parent and Acquisition Corp. a certificate (duly executed on behalf of the Company by the President and the Chief Financial Officer of the Company) to that effect with respect to all such obligations required to have been performed or complied with by the Company on or before the Closing Date, and the Shareholder shall have executed and delivered to the Parent and Acquisition Corp. a certificate to that effect with respect to all such obligations required to have been performed or complied with by the Shareholder on or before the Closing Date.

         9.3 ABSENCE OF LITIGATION. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority), and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Company which would have a material adverse effect on the transactions contemplated hereby or have a Company Material Adverse Effect.

         9.4 CONSENTS. All approvals, consents, waivers and authorizations required to be obtained by the Company or the Shareholder in connection with the Merger and the other transactions contemplated by this Agreement (including those identified on SCHEDULE 3.3) shall have been obtained and shall be in full force and effect.

         9.5 ADDITIONAL AGREEMENTS. The Company or the Shareholder, whichever is applicable, shall have executed and delivered the following agreements:

                  (i) Employment Offer letters, in a form satisfactory to Parent, executed by the Shareholder with the Parent;

                  (ii) Confidentiality Agreements, in a form satisfactory to Parent, executed by the Shareholder;

                  (iii) the Escrow Agreement annexed as EXHIBIT B hereto, duly executed by the Shareholder and the Escrow Agent; and

                  (iv) a FIRPTA Certificate, duly executed by the Shareholder.

         9.6 DELIVERY OF CERTIFICATES FOR CANCELLATION. The certificates representing all of the issued and outstanding shares of Company Capital Stock as of the Closing Date, duly endorsed in blank, shall have been surrendered for cancellation.

         9.7 APPROVAL. The holders of 100% of the issued and outstanding shares of Company Capital Stock shall have voted in favor of the approval of the Merger and the transactions contemplated hereby.

         9.8 MERGER FILINGS. The Company shall have executed and delivered to the Parent counterparts of the Certificate of Merger to be filed with the Secretary of State of the State of Delaware and the Articles of Merger to be filed with the Department of State of the State of Florida in connection with the Merger.

         9.9 PAYMENT OF INDEBTEDNESS. At or prior to the Effective Time, the Company shall have paid in full all outstanding indebtedness such that at the Closing, the Company shall not have any outstanding indebtedness other than accounts payable incurred in the ordinary course of business; this shall include the payment of $33,000 in legal fees owed by the Company in connection with the transaction with theGlobe.com Transaction to Walter, Conston, Alexander & Green, P.C. The Company shall deliver a letter from Walter, Conston, Alexander & Green, P.C. certifying the payment of all amounts owed to the firm by the Company and releasing the Company from any further obligations.

         9.10 DUE DILIGENCE. Parent shall have completed its investigation of the Company and its business and all legal and other due diligence to its satisfaction, in its sole discretion.

         9.11 CONTRACTS/LIENS . The Company shall have terminated the License Agreement with the Shareholder and the Lease Agreement with Atlas Data Systems, Inc. dated January 19, 1999. The Company shall have delivered an executed UCC-3 Termination Statement to Parent for filing terminating the lien and releasing the security interest held by Atlas Data Systems, Inc. prior to the Closing. The Company shall provide written notice of the proposed Merger to Discover / NOVUS in connection with the Discover Novus Network Merchant Services Agreement.

         9.12 CONTRIBUTION OF ASSETS. The Shareholder shall contribute to the Company, prior to the Closing Date, all of the intellectual property licensed to the Company by the Shareholder and all assets owned by Shareholder or by other entities owned by Shareholder which are used in connection with the business of the Company pursuant to a Contribution Agreement in substantially the form attached hereto as EXHIBIT C.

         9.13 OPINION OF STEEL HECTOR DAVIS. The Company shall have delivered to Parent an opinion of Steel Hector Davis, special counsel to the Company in substantially the form annexed as EXHIBIT D hereto.

         9.14 SUPPORTING DOCUMENTS. The Company shall have delivered to the Parent a certificate (a) of the Secretary of State of Florida dated as of the Closing Date, certifying as to the corporate legal existence and good standing of the Company, and (b) of the Secretary of the Company, dated the Closing Date, certifying on behalf of the Company (i) that attached hereto is a true and complete copy of the Articles of Incorporation of the Company, certified by the Secretary of State of the State of Florida, (ii) that attached thereto is a true and complete copy of the By-Laws of such Company as in effect on the date of such certification; (iii) that attached thereto is a true and complete copy of all resolutions adopted by the Shareholder of such Company authorizing the execution, delivery and performance of this Agreement and the consummation of the Merger; and (iv) to the incumbency and specimen signature of each officer of the Company executing on behalf of such company this Agreement and the other agreements related hereto.

         9.15 FONTANA AGREEMENT The Company shall have obtained from Fontana Creating Solutions a release of all ownership rights to the "freeyellow" logo designed by Fontana Creating Solutions.

                                    ARTICLE X

                      CONDITIONS TO THE OBLIGATIONS OF THE
                           COMPANY AND THE SHAREHOLDER

         The obligation of the Company and the Shareholder to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date of each of the following conditions (any of which may be waived in writing by the Company and the Shareholder in their sole discretion):

         10.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of each of the Parent and Acquisition Corp. contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and at the Closing each of the Parent and Acquisition Corp. shall have delivered to the Company and the Shareholder a certificate (signed on its behalf by its President or its Chief Financial Officer) to that effect with respect to all such representations and warranties made by such entity.

         10.2 PERFORMANCE. Each of the Parent and Acquisition Corp. shall have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing each of the Parent and Acquisition Corp. shall have delivered to the Company and the Shareholder a certificate, signed on its behalf by its President or its Chief Financial Officer, to that effect with respect to all such obligations required to have been performed or complied with by such entity on or before the Closing Date.

         10.3 ABSENCE OF LITIGATION. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority) and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Parent or Acquisition Corp. which would have a material adverse effect on the transactions contemplated hereby or on the business of the Parent and Acquisition Corp. taken as a whole.

         10.4 CONSENTS. All approvals, consents, waivers and authorizations required to be obtained by Parent or Acquisition Corp. in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

         10.5 ADDITIONAL AGREEMENTS. The Parent shall have executed and delivered (and shall have agreed to cause the Surviving Corporation to execute and deliver immediately following the Effective Time, as applicable) counterparts of the following agreements;

                  (i) the Employment Offer Letters referred to in Section 9.5(i) hereof;

                  (ii) the Confidentiality Agreements referred to in Section 9.5(ii) hereof; and

                  (iii) the Escrow Agreement referred to in Section 9.5(iii) hereof, together with counterparts signed by the Escrow Agent.

         10.6 MERGER FILINGS. The Acquisition Corp. shall have executed and delivered to the Company counterparts of the Articles of Merger to be filed with the Department of State of the State of Florida in connection with the Merger.

         10.7 CASH AND SHARES OF PARENT COMMON STOCK; ESCROW DEPOSIT.

                  (a) At the Closing the Parent shall deliver to the Shareholder the cash portion of the Merger Consideration by wire transfer of immediately available funds and, within ten (10) days after the Closing Date, shares of Parent Common Stock issuable to the Shareholder pursuant to Section 2.2(a) hereof, as provided in Section 2.3 hereof.

                  (b) As soon as practicable after the Closing and in any event within ten (10) days after the Closing, Parent shall deliver to the Escrow Agent the shares of Parent Common Stock constituting the Escrow Deposit pursuant to
Section 2.8.

         10.8 OPINION OF HUTCHINS, WHEELER & DITTMAR. Parent shall have delivered to the Company an opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation, counsel to the Parent and Acquisition Corp., in substantially the form annexed as EXHIBIT E hereto.

         10.9 SUPPORTING DOCUMENTS.

                  (a) The Parent shall have delivered to the Company a certificate (a) of the Secretary of State of Delaware dated as of the Closing Date certifying as to the corporate legal existence and good standing of the Parent and (b) of an executive officer of the Parent, dated the Closing Date, certifying on behalf of the Parent (i) that attached hereto is a true and complete copy of the Certificate of Incorporation of such Parent certified by the Secretary of State of the State of Delaware and in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of the By-Laws of such Parent as in effect on the date of such certification; (iii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of such Parent authorizing the execution, delivery and performance of this Agreement and the consummation of the Merger; and (iv) to the incumbency and specimen signature of each officer of the Parent executing on behalf of such Parent this Agreement and the other agreements related hereto.

                  (b) Acquisition Corp. shall have delivered to the Company a certificate (a) of the Secretary of State of Delaware dated as of the Closing Date certifying as to the corporate legal existence and good standing of the Acquisition Corp. and (b) of the Secretary of Acquisition Corp., dated the Closing Date, certifying on behalf of Acquisition Corp. (i) that attached hereto is a true and complete copy of the Certificate of Incorporation of such Parent certified by the Secretary of State of the State of Delaware and in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of the By-Laws of such Acquisition Corp. as in effect on the date of such certification; (iii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and stockholders of such Acquisition Corp. authorizing the execution, delivery and performance of this Agreement and the consummation of the Merger; and (iv) to the incumbency and specimen signature of each officer of Acquisition Corp. executing on behalf of such Acquisition Corp. this Agreement and the other agreements related hereto.

         10.10 CANCELLATION OF NOTE. The Parent shall have delivered the cancelled Note in connection with the Closing.

                                   ARTICLE XI

                                   TERMINATION

         11.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by the mutual written consent of the Company and the Parent;

                  (b) by either the Company or the Parent

                           (i) if any court or governmental or regulatory
agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted; or

                           (ii) if the Effective Time shall not have occurred on
or before October 22, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1(b)(ii) shall not be available to any party whose (or whose affiliate(s)') breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or

                  (c) by the Company, if any of the conditions specified in
Article X have not been met or waived prior to such time as such condition can no longer be satisfied; or

                  (d) by the Parent, if any of the conditions specified in
Article IX shall not have been met or waived prior to such time as such condition can no longer be satisfied.

         11.2 EFFECT OF TERMINATION. In the event of termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto or (in the case of the Company, the Parent and Acquisition Corp.) their respective officers or directors, except for Sections 7.5 and 14.6, and the last two sentences of
Section 7.1, which shall remain in full force and effect, and except that nothing herein shall relieve any party from liability for a breach of this Agreement prior to the termination hereof.

                                   ARTICLE XII

                          INDEMNIFICATION; SURVIVAL OF
                         REPRESENTATIONS AND WARRANTIES

         12.1 INDEMNITY OBLIGATIONS. (a) Subject to Sections 12.3 and 12.4 hereof, the Shareholder by approval of the Merger hereby agrees to indemnify and hold the Parent harmless from, and to reimburse the Parent for, any Losses (as that term is hereinafter defined) arising out of, based upon or resulting from
(i) any inaccuracy in or breach of any representation or warranty of the Company and the Shareholder set forth in Article III of this Agreement or any Schedule or certificate delivered by the Company pursuant hereto; (ii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Company (which covenants, agreements or undertakings were to be performed or complied with on or prior to the consummation of the Merger) which are contained in this Agreement; (iii) any claims arising prior to the Closing which otherwise would have been covered by fire, property, casualty or liability insurance if the Company had such insurance in place for all periods prior to the Closing, (iv) any claims arising for Taxes otherwise due prior to the Closing; (v) any claims for amounts in excess of the $12,200 owed under the Atlantic Colocation Agreement dated as April 9, 1999 with respect to the dispute referenced on Schedule 3.10(d) attached hereto; or (vi) any claims arising out of or relating to liabilities other entities owned by Shareholder. For purposes of this Agreement, the term "LOSSES" shall mean any and all losses, damages, deficiencies, liabilities, obligations, actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, fees, costs and expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) of any nature whatsoever, net of insurance proceeds actually realized by Parent.

                  (b) Subject to Sections 12.3 and 12.4 hereof, the Shareholder by approval of the Merger hereby agrees to indemnify and hold the Parent harmless from, and to reimburse the Parent for, any Losses arising out of, based upon or resulting from (i) any inaccuracy in or breach of any representation or warranty of the Shareholder set forth Article IV of this Agreement, or any Schedule or certificate delivered by the Shareholder pursuant hereto or thereto; or (ii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Shareholder (which covenants, agreements or undertakings were to be performed or complied with on or prior to the consummation of the Merger) which are contained in this Agreement, or any Schedule or certificate delivered by the Shareholder pursuant hereto or thereto.

         12.2 NOTIFICATION OF CLAIMS.

                  (a) Subject to the provisions of Section 12.3 below, in the event of the occurrence of an event pursuant to which the Parent shall seek indemnity pursuant to Section 12.1, the Parent shall provide the Shareholder with prompt written notice (a "Claim Notice") of such event and shall otherwise promptly make available to the Shareholder, all relevant information which is material to the claim and which is in the possession of the indemnified party. Parent's failure to give a timely Claims Notice or to promptly furnish the Shareholder with any relevant data and documents in connection with any Third-Party Claim (as that term is hereinafter defined) shall not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in any prejudice to the indemnified party.

                  (b) The Shareholder shall have the right to elect to join in, and in such event to conduct and control, through counsel of its choosing reasonably acceptable to Parent, the defense, settlement, adjustment or compromise of any claim of any third party (a "THIRD PARTY CLAIM") for which indemnification will be sought by the Parent. The expense of any such defense, settlement, adjustment or compromise, including such counsel, shall be borne by the Shareholder with respect to indemnification sought pursuant to Section 12.1; provided such expenses shall be paid from amounts held in escrow for indemnification sought pursuant to Section 12.1. Unless the Shareholder elects to assume such defense, settlement, adjustment or compromise, Parent shall have the right to settle any such Third Party Claim; PROVIDED, HOWEVER, that Parent may not effect the settlement, adjustment or compromise of any such Third Party Claim without the written consent of the Shareholder which consent shall not be unreasonably withheld. In the event that the Shareholder has consented in writing to any such settlement, adjustment or compromise, the Shareholder shall have no power or authority to object to the amount of any claim by Parent against the escrow for indemnity with respect to such settlement, adjustment or compromise. The Shareholder shall have the right to settle, adjust, or compromise any Third Party Claim, the defense of which is controlled by the Shareholder using amounts held in escrow; PROVIDED, HOWEVER, that, unless the settlement, adjustment or compromise involves no more than the payment of an amount that is less than the amount of funds then remaining in the escrow and provides for the unconditional release of Parent, the Company and their respective affiliates, the Shareholder may not effect the settlement, adjustment, compromise or satisfaction of any such Third Party Claim without the written consent of the Parent, which consent shall not be unreasonably withheld. In connection with any Third Party Claim, the indemnified party, or the indemnifying party if it has assumed the defense of such claim pursuant to the foregoing, shall diligently pursue the defense of such Third Party Claim.

         12.3 DURATION. All representations and warranties set forth in this Agreement and any Schedules or certificates delivered pursuant hereto or thereto, and all covenants, agreements and undertakings of the parties contained in or made pursuant to this Agreement and any Schedules or certificates delivered pursuant hereto or thereto, and the rights of the parties to seek indemnification with respect thereto, shall survive the Closing but, except in respect of any claims for indemnification as to which a Claim Notice shall have been duly given prior to the Escrow Release Date (as defined below), all representations, warranties, covenants, agreements and undertakings of the Company and the Shareholder contained in this Agreement or any certificate or Schedule delivered pursuant hereto or thereto shall expire on the first anniversary of the Closing Date (the "ESCROW RELEASE DATE"). Notwithstanding the foregoing, (i) obligations provided in Section 13.5, arising from the breaches of the representations and warranties set forth in Sections 3.4, 3.11 and 3.9 and Article IV and arising from fraud shall each survive the Closing Date indefinitely, and (ii) obligations provided in Article VIII shall survive the Closing Date for a period of two (2) years.

         12.4 ESCROW. At the Effective Time, the Escrow Deposit shall be delivered by Parent to the Escrow Agent, to be held for a period ending on the Escrow Release Date, provided, however, that the one half of the Escrow Deposit representing five percent (5%) of the Merger Consideration shall be released to the Shareholder on the six (6) month anniversary of the Closing Date if no Claim Notice has been delivered prior to that time, except the Escrow Deposit may be withheld after the Escrow Release Date to satisfy claims for indemnification which are the subject to a Claims Notice delivered prior to the Escrow Release Date. The Escrow Deposit shall be held and disbursed by the Escrow Agent in accordance with an Escrow Agreement in the form attached hereto as EXHIBIT B. For the purpose of any claim against the Escrow Deposit hereunder, the value per share of shares retained in the Escrow Deposit shall be deemed to be the Closing Market Price. Except with respect to claims based on the obligations provided in Articles IV and VIII and Sections 3.4, 3.9, 3.11 and 13.5 and for fraud committed by the Company or the Shareholder, which are not limited in amount, if the Closing occurs, Parent and Acquisition Corp. agree that the Parent's right to indemnification pursuant to this Article 12 shall constitute Parent's and Acquisition Corp.'s sole and exclusive remedy and recourse against the Shareholder for Losses attributable to any inaccuracy or breach of any representation or warranty, or any breach or nonfulfillment of or any failure to perform the covenants, agreements or undertakings, of the Company or the Shareholder which is contained in this Agreement or the Letters of Transmittal or any Schedule or certificate delivered pursuant the Closing.

Notwithstanding anything herein to the contrary, the Shareholder shall have no liability for indemnification pursuant to this Article XII until the aggregate Losses to the Parent exceed $25,000, at which point the Shareholder shall be liable for the full amount of such Losses to the Parent. Except (i) with respect to claims based on fraud committed by the Company or the Shareholder or (ii) Losses arising under Articles IV or VIII or Sections 3.4, 3.9, 3.11 or 13.5, the maximum liability of the Shareholder shall be limited to the Escrow Deposit.

         12.5 NO CONTRIBUTION. The Shareholder hereby waives, acknowledges and agrees that the Shareholder shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution or right of indemnity against the Company or the Surviving Corporation in connection with any indemnification payments which the Shareholder is required to make under this
Article XII.

                                  ARTICLE XIII

                               REGISTRATION RIGHTS

         13.1 REGISTRABLE SHARES. For purposes of this Agreement, "REGISTRABLE SHARES" shall mean the shares of Parent Common Stock (or any acquiror of Parent) issued in connection with the Merger; PROVIDED, HOWEVER, that a distribution of shares of Parent Common Stock issued in the Merger without additional consideration, to underlying beneficial owners (such as the general and limited partners, Shareholder, stockholders or trust beneficiaries of the Shareholder) shall not be deemed such a sale or transfer for purposes of this Article XIII and such underlying beneficial owners shall be entitled to the same rights under this Article XIII as the initial Shareholder from which the Registrable Shares were received and shall be deemed a Shareholder for the purposes of this Article XIII, including any additional securities of the Parent issued in respect of the Parent Common Stock issued in connection with the Merger including by way of a stock split, dividend or other recapitalization or exchange of securities with or by the Parent.

         13.2 REQUIRED REGISTRATION. Parent shall prepare and file with the SEC as soon as practicable after the date hereof, but in no event later than thirty
(30) days after the Effective Time, a registration statement on Form S-3 (or such successor or other appropriate form) under the Securities Act with respect to the Registrable Shares issued as part of the Merger Consideration (the "REGISTRATION STATEMENT") and to effect all such registrations, qualifications and compliances (including, without limitation, obtaining appropriate qualifications under applicable state securities or "BLUE SKY" laws and compliance with any other applicable governmental requirements or regulations) as the selling Shareholder may reasonably request and that would permit or facilitate the sale of Registrable Shares (provided however that Parent shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such state or jurisdiction).

         13.3 EFFECTIVENESS; SUSPENSION RIGHT.

                  (a) Parent will use its best efforts to cause each Registration Statement to become effective under the Securities Act (including without limitation the filing of any amendments or other documents necessary for such effectiveness) and to maintain the effectiveness of the Registration Statement and other applicable registrations, qualifications and compliances until one year from the Closing Date (the "REGISTRATION EFFECTIVE PERIOD"), and from time to time will amend or supplement each Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act, the Exchange Act and any applicable state securities statute or regulation, subject to the following limitations and qualifications.

                  (b) Following such date as each Registration Statement is first declared effective, the Shareholder will be permitted to offer and sell the Registrable Shares registered therein during the Registration Effective Period in the manner described in the Registration Statement provided that the Registration Statement remains effective and has not been suspended.

                  (c) Notwithstanding any other provision of this Article XIII, Parent shall have the right at any time to require that the Shareholder suspend further offers and sales of Registrable Shares pursuant to the Registration Statement whenever, and for so long as, in the reasonable judgment of Parent there is in existence material undisclosed information or events with respect to Parent (the "SUSPENSION RIGHT"). In the event Parent exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at the earliest time that such disclosure would not have a material adverse effect on Parent, as determined in good faith by Parent after consultation with counsel, provided that the holders of Registrable Shares will be afforded the right to effect open market offers and sales of Registrable Shares for a minimum of ten (10) trading days during each calendar quarter; provided, further, that any such suspension shall apply only for so long as "affiliates" (as defined in Rule 501 under the Securities Act of 1933) of the Parent are restricted from selling shares of Parent Common Stock. Parent will promptly give the Shareholder written notice of any such suspension and will use all reasonable efforts to minimize the length of the suspension.

         13.4 EXPENSES. The costs and expenses to be borne by Parent for purposes of this Article XIII shall include, without limitation, printing expenses (including a reasonable number of prospectuses for circulation by the selling Shareholder), legal fees and disbursements of counsel for Parent, "blue sky" expenses, accounting fees and filing fees, but shall not include underwriting commissions or similar charges, legal fees (if any) and disbursements of counsel for the selling Shareholder.

         13.5 INDEMNIFICATION.

                  (a) To the extent permitted by law, Parent will indemnify and hold harmless the Shareholder, any underwriter (as defined in the Securities
Act) for the Shareholder, its officers, directors, stockholders or partners and each person, if any, who controls the Shareholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (A) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state or incorporate by reference therein a material fact required to be stated or incorporated by reference therein, or necessary to make the statements included or incorporated by reference therein not misleading, or
(C) any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Parent will pay to each such Shareholder (and its officers, directors, stockholders or partners), underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 13.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Parent (which consent may not be unreasonably withheld); nor shall Parent be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (i) a Violation which occurs in reliance upon and in conformity with written information furnished by the Shareholder expressly for use in the Registration Statement, or (ii) a Violation that would not have occurred if the Shareholder had delivered to the purchaser the version of the Prospectus most recently provided by Parent to the Shareholder as of a date prior to such sale.

                  (b) To the extent permitted by law, the selling Shareholder will indemnify and hold harmless Parent, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls Parent within the meaning of the Securities Act, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as, and only to the extent that, such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (which includes without limitation the failure of the Shareholder to comply with the prospectus delivery requirements under the Securities Act, and the failure of the Shareholder to deliver the most current prospectus provided by Parent prior to the date of such sale), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Shareholder expressly for use in the Registration Statement or such Violation is caused by the Shareholder's failure to deliver to the purchaser of the Shareholder's Registrable Shares a prospectus (or amendment or supplement thereto) that had been made available to the Shareholder by Parent prior to the date of the sale; and the Shareholder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 13.5(b) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 13.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Shareholder, which consent shall not be unreasonably withheld. The aggregate indemnification and contribution liability of the Shareholder under this Section 13.5(b) shall not exceed the net proceeds received by the Shareholder in connection with sale of shares pursuant to the Registration Statement.

                  (c) Each person entitled to indemnification under this Section
13.5 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 13.5 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                  (d) To the extent that the indemnification provided for in this Section 13.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one had and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue of alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         13.6 PROCEDURES FOR SALE OF SHARES UNDER REGISTRATION STATEMENT.

                  (a) NOTICE AND APPROVAL. If the Shareholder shall propose to sell (which may include an intent to sell over a specific period of time) Registrable Shares pursuant to the Registration Statement, he shall notify Parent of his intent to do so (including the proposed manner and timing of all sales) at least one (1) full trading day prior to such sale, and the provision of such notice to Parent shall conclusively be deemed to reestablish and reconfirm an agreement by the Shareholder to comply with the registration provisions set forth in this Agreement. Unless otherwise specified in such notice, such notice shall be deemed to constitute a representation that any information previously supplied by the Shareholder expressly for inclusion in the Registration Statement (as the same may have been superseded by subsequent such information) is accurate as of the date of such notice. At any time within such one (1) trading-day period, Parent may refuse to permit the Shareholder to resell any Registrable Shares pursuant to the Registration Statement; provided, however, that in order to exercise this right, Parent must deliver a certificate in writing to the Shareholder to the effect that a delay in such sale is necessary because a sale pursuant to the Registration Statement in its then-current form without the addition of material, non-public information about Parent, could constitute a violation of the federal securities laws. Notwithstanding the foregoing, Parent will ensure that in any event the Shareholder shall have at least ten (10) trading days (prorated for partial quarters) available to sell Registrable Shares during each calendar quarter (or portion thereof) from the date the Registration Statement is first declared effective until the expiration of the applicable Registration Effective Period.

                  (b) DELIVERY OF PROSPECTUS. For any offer or sale of any of the Registrable Shares by the Shareholder in a transaction that is not exempt under the Securities Act, the Shareholder, in addition to complying with any other federal securities laws, shall deliver a copy of the final prospectus (or amendment of or supplement to such prospectus) of Parent covering the Registrable Shares in the form furnished to the Shareholder by Parent to the purchaser of any of the Registrable Shares on or before the settlement date for the purchase of such Registrable Shares.

                  (c) COPIES OF PROSPECTUSES. Subject to the provisions of this
Section 13.6, when the Shareholder is entitled to sell and gives notice of its intent to sell Registrable Shares pursuant to the Registration Statement, Parent shall, within two (2) trading days following the request, furnish to the Shareholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not as of the date of delivery to the Shareholder include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading or incomplete in the light of the circumstances then existing.

         13.7 TRANSFERABILITY OF REGISTRATION RIGHTS. The rights under this
Article XIII are not transferable except (a) a transfer by will or intestacy,
(b) estate planning transfers consisting of gifts to the spouse or issue of the transferee and transfers to trusts for the benefit of the spouse or issue of the transferee, or (c) with the written consent of Parent.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

         14.1 AMENDMENT. This Agreement may be amended by written agreement between the Company and the Parent prior to the Effective Time.

         14.2 WAIVER OF COMPLIANCE. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party or parties entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

         14.3 NOTICES. All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 14.3):

                  (a)      if to the Company or the Shareholder, to:

                           FreeYellow.com Inc.
                           22 SE 4th Street
                           Boca Raton, FL 33486
                           Attention:  John Molino, Chief Executive Officer

                  with copies to:


                           Steel Hector & Davis LLP
                           200 South Biscayne Boulevard
                           Miami, FL 33131-2398
                           Attention:  Harvey Goldman, Esq.

                  (b)      if to the Parent or Acquisition Corp., to:

                           Go2Net, Inc.
                           999 Third Avenue
                           Seattle, WA  98104
                           Attention:  Michael J. Riccio, Jr.

                           with copies to:

                           Hutchins, Wheeler & Dittmar

                           A Professional Corporation
                           101 Federal Street
                           Boston, MA  02110
                           Attention:  Francis J. Feeney, Jr., Esq.

         All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgment of receipt returned to the sender by the applicable postal authorities or the confirmation of delivery rendered by the applicable overnight courier service.

         14.4 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors (or, in the case of the Shareholder, his respective heirs, administrators, executors and personal representatives) and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except that vested rights to receive payment or to initiate legal action with respect to causes of action that have accrued hereunder shall be assignable by devise, descent or operation of law.

         14.5 NO THIRD PARTY BENEFICIARIES. Neither this Agreement or any provision hereof nor any Schedule, certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors (or, in the case of the Shareholder, his respective heirs, administrators, executors and personal representatives) and permitted assigns and any other parties indemnified under Article XII.

         14.6 PUBLIC ANNOUNCEMENTS. Promptly after the Effective Time, the Parent and the Company shall issue a press release in such form as they shall mutually agree. Other than as provided in the immediately preceding sentence, none of the parties hereto shall, except as mutually agreed by the Parent and the Company, or except as may be required by law or applicable regulatory authority (including, without limitation, the rules applicable to Nasdaq National Market companies), issue any reports, releases, announcements or other statements to the public relating to the transactions contemplated hereby.

         14.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14.8 HEADINGS. The article and section headings contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not be used in construing this Agreement or in any way affect the meaning or interpretation of this Agreement.

         14.9 ENTIRE AGREEMENT. This Agreement, and the Schedules, certificates and other instruments and documents delivered pursuant hereto, together with the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties hereto in respect of, and there are no other agreements or understandings, written or oral, among the parties relating to, the subject matter hereof, other than the Confidentiality Agreements. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to such subject matter, other than the Confidentiality Agreements.

         14.10 GOVERNING LAW. The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof and, as to all other matters, shall be governed by and construed with the laws of the State of Washington, without giving effect to principles of conflicts of law thereunder. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the Federal or state courts sitting in Seattle, Washington and any court to which an appeal may be taken in any such litigation, and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

                                   ARTICLE XV

                               CERTAIN TAX MATTERS

         POST-CLOSING MATTERS. The Parent and the Shareholder agree to join in an election under Section 1362(e)(3) of the Code as of the Closing Date. The Shareholder agrees to pay all Taxes due on the Company S short year as defined at Section 1362(e)(1)(A) of the Code, including without limitation, any and all entity-level taxes attributed to the Company or the Shareholder. The Shareholder shall prepare and file on behalf of the Company, consistent with past practice, all Tax Returns of the Company for Taxes which accrue on or before the Closing Date and any Tax Return for any period ending on the Closing Date. Such Tax Returns shall be subject to the review and approval of Parent, which approval shall not be unreasonably withheld. Such Tax returns shall be provided to Parent not less than fifteen (15) days prior to the due date, as extended.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                                  GO2NET, INC.
                           COUNTERPART SIGNATURE PAGE
                         TO AGREEMENT AND PLAN OF MERGER

         IN WITNESS WHEREOF, the Parent, Acquisition Corp., the Company and the Company's Shareholder named below have caused this Agreement to be duly executed and delivered as an instrument under seal as of the date first above written.


                                     PARENT:

                                     GO2NET, INC.


                                     By:  /s/ Michael J. Riccio
                                          ---------------------------------
                                          Name:  Michael J. Riccio
                                          Title:   Chief Operating Officer


                                     ACQUISITION CORP.:

                                     FY ACQUISITION CORP.


                                     By:  /s/ Michael J. Riccio, Jr.
                                          ---------------------------------
                                           Name:  Michael J. Riccio, Jr.
                                           Title:  Secretary

                                     THE COMPANY:

                                     FREEYELLOW.COM INC.


                                     By:  /s/ John Molino
                                          ---------------------------------
                                           Name:  John Molino
                                           Title:   President

                                  GO2NET, INC.
                           COUNTERPART SIGNATURE PAGE
                         TO AGREEMENT AND PLAN OF MERGER


         IN WITNESS WHEREOF, the Parent, Acquisition Corp., and the Company's Shareholder named below have caused this Agreement to be duly executed and delivered as an instrument under seal as of the date first above written.

                                            SHAREHOLDER:


                                          /s/ John Molino
                                          ---------------------------------
                                          John Molino, individually